Exhibit 4.67
DEED OF NOVATION
THIS DEED OF NOVATION is made the 14 day of September ~~August~~ 2018
BETWEEN
(1)
VLGC ALPHA OWNING LTD a company existing under the laws of the Marshall Islands with its registered address at Trust Company Complex. Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 ("ORIGINAL OWNERS")

and
(2)
SHELL INTERNATIONAL TRADING AND SHIPPING COMPANY LIMITED a company existing under the laws of UK, with registered office at 80 Strand street, London, United Kingdom on behalf of SHELL TRADING INTERNATIONAL LIMITED a company existing under the laws of UK, with registered office at 80 Strand street, London, United Kingdom (“CHARTERERS”)

and
(3)	MERIDIAN 9 LIMITED a company existing under the laws of BERMUDA with its registered address at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda ("NEW OWNERS”)
Collectively the "Parties” and each a “Party”
WHEREAS:
(A)
Original Owners and Charterers entered into a Charter Party dated 15 September 2015 for the hire of MV ANDERIDA (the "Vessel") by Charterers from Original Owners for a period of five (5) years plus three (3) optional periods of one (1) year each in Charterers' option upon the terms and conditions set out therein (the "Charter Party"). The Vessel was delivered to the Charterers under the Charter Party on 29th June 2017 at 07:48 hours UTC. A complete copy of the signed Time Charter is hereby attached as Schedule 1.

(B)	Original Owners issued to Charterers a performance guarantee ("Existing Guarantee") from CARDIFF LNGSHIPS LTD ("Existing Guarantor").
(C)
Original Owners have agreed to sell and New Owners have agreed to purchase the Vessel pursuant to a contract of sale as amended and supplemented from time to time between them dated 4th July 2 18 (the “MOA")

(D)
It is a condition precedent under the MOA that the Vessel shall be sold with balance of the Charter Party. Subject to the terms of the MOA. the Original Owners have agreed to deliver the Vessel to the New owners together with the balance of the Charter Party and the New owners have agreed to take delivery of the Vessel together with the balance of the Charter Party

(E)
The Parties hereto have agreed that, inter alia, with effect from the Novation Date (as defined below), and upon the terms and conditions set out herein, (1) New Owners shall be substituted in the place of Original Owners under the Charter Party, (2) Exiting Guarantor shall be released from its obligations under the Existing Guarantee, and (3) New Owners shall deliver to Charterers a guarantee from Global Meridian Holdings Limited for the due and faithful performances by New Owners of their obligations to Charterers under this Deed and the Charter Party (as varied, amended and supplemented by this Deed) in the form annexed to the Charter Party with logical amendments (4) the Charterers shall be deemed to have given their approval to the new manager referred to in clause 1.8 of this Novation Deed

By mutual agreement between the Parties and in consideration of the undertakings and releases herein contained (the sufficiency of such consideration the Parties acknowledge) NOW THEREFORE THIS DEED WITNESSETH as below:
1.	Upon and with effect from the Novation Date (as defined in Clause 4 below):
1.1
All rights and obligations of the Original Owners under the Charter Party shall be novated and transferred from the Original Owners to the New Owners and the New Owners shall be bound by the terms and conditions of the Charter Party in the place of the Original Owners as the owner under the Charter Party.

1.2
Original Owners hereby release and discharge Charterers from all their obligations whatsoever contained in the Charter Party, and from all claims and demands whatsoever arising out of or in respect of the Charter Party whether prior to, on or subsequent to the Novation Date;

1.3
New Owners agree to perform all the duties and to discharge all the obligations of Original Owners under the Charter Party and to be bound by all the terms and conditions of the Charter Party in every way as if New Owners were named in the Charter Party ab initio in place of Original Owners;

1.4
Charterers hereby release and discharge Original Owners from all their obligations whatsoever contained in the Charter Party, and from all claims and demands whatsoever arising out of or in respect of the Charter Party on or subsequent to the Novation Date;

1.5
Charterers agree to perform all their duties and all their obligations under the Charter Party and to be bound by all the terms and conditions of the Charter Party in every way as if New Owners were named in the Charter Party ab initio in place of Original Owners.

1.6	For the avoidance of doubt, the-Parties acknowledge and agree that:
(i)
any obligations of Original Owners owed to Charterers under the Charter Party which remain undischarged at the. Novation Date shall not be deemed to be waived by Charterers by virtue of the novation of the Charter Party pursuant to the terms of this Deed; and

(ii)
all liabilities and obligations, created under the Charter Party prior to the Novation Date shall be for the account of Original Owners, and liabilities and obligations, created after the Novation Date shall be for the account of New Owners EXCEPT should there be any disagreement between Original Owners and New Owners as to which entity is to assume such liabilities or obligations, New Owners shall assume such liabilities and obligations and account to Charterers immediately upon being called to do so by Charterers.

1.6
Simultaneously with the execution of this Deed, New Owners shall deliver to Charterers a guarantee from Global Meridian Holdings Limited for the due and faithful performance by New owners of their obligations to Charterers under this Deed and the Charter Party (as varied, amended and supplemented by this Deed) substantially in the form annexed ta the Charter Party with logical amendments. effective as of the Novation Date; and

1.7
Charterers hereby release and discharge Existing Guarantor from all its obligations whatsoever contained in the Existing Guarantee, and from all claims and demands whatsoever arising out of or in respect of the Existing Guarantee prior to the Novation Date, and shall return the Existing Guarantee to Original Owners for cancellation, such release shall take effect on the Novation Date.

1.8	The Charterers agree that the new managers of the Vessel appointed by the New Owners be:
Bernhard Schulte Shipmanagement (Singapore) Pte Ltd, a company existing under the laws of Singapore with registered office at 152 Beach Road, #32-00 Gateway East, Singapore 189721 (Tel: +65 6309 5253).
1.9
The Charterers agree that the New Owners upon delivery of the Vessel under the MOA shaft have the right to change the name of the Vessel and her flag, to Vega Star and Liberian respectively, whereas the class of the Vessel will remain the same, i.e. DnV GL Such changes shall be effected without affecting the Charterers’ operations adversely and any costs and expenses related thereto including off hire shall be borne by the New Owners.

2.	New Owners warrant and undertake that:
2.1	they are, as at the Novation Date, the registered owners of the Vessel; and
2.2	before the Novation Date, they shall provide the Charterers details of the bank account where payment of the hire and other monies due under the Charter Party referred in Clause 9 of the Charter Party
3.1
The Original Owners shall be paid hire by the Charterers in accordance with the Charter Party up to the Novation Date. The New Owners shall be paid hire by the Charterers in accordance with the Charter Party from the Novation Date. Payment shall be made to the New Owners in accordance with the clause 2.2 above of this Deed.

3.2
If hire or charge has been paid by the Charterers to the Original Owners for a period extending beyond the Novation Date, there shall be an appropriate accounting adjustment made between the Original Owners and the New Owners and payment shall be made accordingly by the Original Owners to the New Owners at the Novation Date or as soon thereafter as may be convenient Neither the Original owners nor the New Owners shall have any claims against the Charterers in respect of any hire or charge earned after the Novation Date which was properly paid in advance to the Original Owners by the Charterers in accordance with the terms of the Charter Party.

4.
In this Deed the expression Novation Date means the date and time the Vessel was delivered to the New Owners by the Sellers as evidenced by the Protocol of Delivery and Acceptance signed by the New owners and the original owners pursuant to the MOA. This Deed shall take effect as of the Novation Date.

5.	Except otherwise provided in this Deed, all other terms and conditions contained in the Charter Party shall remain in full force and effect.
6.	Each Party represents and warrants to each of the other Parties that
a.	It has power, capacity and authority to execute and deliver this Deed;
b.	this Deed is valid and binding on it;
c.	it has received all such information and explanation as it may require or be considered to require in order to enter into this Deed; and
d.	It is aware that each Party to this Deed is relying upon the warranties in this Deed in executing and delivering this Deed.

e.
The execution of and the compliance with this Deed will not to the best of the Parties knowledge involve or lead to a contravention of (i) any law or regulation; (ii) the Parties constitutional documents or (iii) any contractual or other obligations or restriction which is binding on it or any of its assets,

7. Miscellaneous
7.1
This Agreement may be executed in several counterparts and any single counterpart or set of counterparts -signed, in either case, by all of the parties thereto shall be deemed to be an original, and all counterparts when taken together shall constitute one and the same instrument.

7.2	This Agreement may be amended only by an instrument in writing signed by all of the parties to this Agreement.
7.3
Any waiver of any right, power or privilege by any party to this Agreement shall be in writing signed by such party. No failure or delay by any party hereto to exercise any right, power or privilege under this Agreement shall operate as a waiver of that right, power or privilege nor shall any single or partial exercise of that right, power or privilege preclude any further exercise of that right, power or privilege or of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

7.4	Nothing in this Agreement shall release the rights and liabilities of the parties save as expressly provided for in this Agreement.
7.5
If any term or provision in this Agreement shall be held to be illegal or unenforceable, in whole or in part, under any enactment or rule of law, such term or provision or part shall to that extent be deemed not to form part of this Agreement but the enforceability of the remainder of this Agreement shall not be affected.

7.6
Each Party to this Agreement agrees that it will not without the prior written consent of the other Party disclose to any third party the existence of, or the terms of this Agreement, or the nature or extent of the discussions in connection herewith; save that the Parties are permitted to disclose such information to (i) to affiliates of the respective Parties on a need-to-know basis, (ii) to the professional advisors of the respective Parties and/or (iii) as required by applicable laws and regulations.

7.7	No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a Party to this Agreement.
8.	Notices
8.1	Any notice or other communication under or in connection with this Agreement shall be sent by letter or fax-
In the case of the Original Owners to -
c/o
TMS CARDIFF GAS LTD
Athens Licensed Shipping Office
80, Kifisias Avenue
GR 15125 Amaroussion
Greece
For the attention of Mr. George Kourelis
Email: gkourelis@tms cardiffgas.com

In the case of the New Ownesr to-
c/o J.P. Morgan Asset Management
60 Victoria Embankment
London EC4Y OJP
United Kingdom

Tel: +44 (0)207742 1103
Email:
vidit.d.tewari@jpmorgan.com
nicholas.e.meer@jpmorgan.com
For the attention of Vidit Tewari and Nick E. Meer
In the case of Charterers
c/o Shell International Trading and Shipping Company Limited
80 Strand
London WC2R OZA
United Kingdom

Fax: +44 207 646 7714
Email: d.slimmon@shell.com
For the attention of Debbie Slimmon
or in each case to such other address or fax number as one Party may notify in writing to the other Parties hereto.
9.
This Deed shall be subject to English law and all disputes arising under, out of or in connection with it between Original Owners and New Owners or between Original Owners and Charterers shall be referred to arbitration in London in accordance with the LMAA terms. All disputes arising under, out of or in connection with this Deed or the Charter Party between New Owners and Charterers shall be referred to arbitration in accordance with Clause 46 of the Charter Party.

IN WITNESS WHEREOF this Deed has been duly executed and unconditionally delivered on the date first written above.
EXECUTED AND DELIVERED AS A DEED
by VLGC ALPHA OWNING LTD
acting by /s/ George A. Karamanos
its attorney-in-fact duly authorised
In the presence of

Witness
/s/ Eriketi Kolyva
Name: Eriketi Kolyva
Address:  Attorney-at-law
                16 Ilossou Str., 184 Nikala, Athens, Greece
                Mob. 0 6984 676079

EXECUTED AND DELIVERED AS A DEED
by SHELL INTERNATIONAL TRADING AND SHIPPING COMPANY LIMITED on behalf of
SHELL TRADING INTERNATIONAL
acting by _________
Its attorney-in-fact duly authorised

In the presence of

Witness
/s/ Debbie Slimmon
Name: Debbie Slimmon

Address: Stabco, 80 Sirand, London, WCOR 07A UK

EXECUTED AND DELIVERED AS A DEED by MERIDIAN 9 LIMITED acting by /s/ Phillip Hinds Its attorney-in-fact duly authorised In the presence of	/s/ Phillip Hinds Phillip Hinds Director

Witness	/s/ Jade Whitelocke
Name:	Jade Whitelocke
Address:	PO Box 1093 Boundary Hall, Cricket Square Grand Cayman KY1-1102, Cayman Islands

Code word for this Charter Party
“SHELL TIME4”

Issued December 1984 amended December 2003, Version 1.1 Apr06

Time Charter Party
LONDON 15 September 2015

IT IS THIS DAY AGREED between VLGC Alpha Owning Ltd of Trust Company Complex, Ajeltake Road, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 or its nominee, (hereinafter referred to as “Owners”), being owners of the good motor/~~stream~~ VLGC vessel ~~called~~ to be constructed by Hyundai Samho Heavy Industries Co. Lt. (hereinafter referred to as the “Builder”) pursuant to a ship building contract between the Owners and the Builder dated on or around the date hereof (hereinafter referred to as the “Shipbuilding Contract”), carrying the Builder’s hull number S881 and to be named (*).
(hereinafter referred to as “the vessel”) described as per Clause 1 hereof and Shell International Trading and Shipping Company for and on behalf of Shell Trading International Limited (hereinafter referred to as Stasco) of 80 Strand, London WC2R 0ZA (hereinafter referred to as “Charterers”):

Description And Condition of Vessel	1.	At the date of delivery of the Vessel under this charter and throughout the Charter period:
		(a)	she shall be classified by a Classification Society which is a member of the international Association of Classification Societies;
		(b)	she shall be in every way fit to carry ~~crude petroleum and/or its products~~ see Additional Clause 9 Cargo;
(c)
she shall be tight, staunch, strong, in good order and condition, and in every way fit for the service, with her machinery, boilers, hull and other equipment including but not limited to hull stress calculator, radar, computers and computer systems) in a good and efficient state;

		(d)	her tanks, valves and pipelines shall be all gas-tight;
		(e)	she shall be in every way fitted for burning, in accordance with the grades specified in Clause 29 hereof:
(i) at sea, fuel oil for main propulsion and fuel oil/marine diesel oil for auxiliaries;
(ii) in port, fuel oil/marine diesel oil for auxiliaries;
		(f)	she shall comply with the regulations in force so as to enable her to pass through the Suez and Panama Canals by day and night without delay;
		(g)	she shall have on board all certificates, documents and equipment required from time to time by an applicable law to enable her to perform the charter service without delay;
		(h)	she shall comply with the description in Gas Form C ~~the OCIMF Hamenlsed Vessel Particulars Questionnaire~~ appended hereto as Appendix A, provided however that if there is any conflict between the provisions of this questionnaire and any other provision, including this Clause 1, of this charter such other provisions shall govern;

		(i)	her ownership structure, flag, registry, classification society and management company shall not be changed without Charterers’ prior approval which not to be unreasonably withheld;
Safety Management		(j)	Owners or Owners appointed Vessel Managers, will operate:
(i) a safety management system certified to comply with the International Safety Management Code (ISM Code) for the Safe Operation of Ships and for Pollution Prevention;
(ii) a documented safe working procedures system (including procedures for the identification and mitigation of risks);
(iii) a documented environmental management system;
(iv) documented accidental/incident reporting system compliant with flag state requirements;
(k)
Owners shall submit to Charterers a monthly written report detailing all accidents/incidents and environmental reporting requirements, in accordance with the Shell Safety and Environmental Monthly Reporting Template appended hereto as Appendix B;

(l)
Owners shall maintain Health Safety Environmental (HSE) records sufficient to demonstrate compliance with the requirements of their HSE system and of this charter, Charterers reserve the right to confirm compliance with SHE requirements by audit of Owners.

(m)
owners will arrange at their expense for a 3rd party SIRE inspection to be carried out at intervals of 5 ~~six~~ months plus or minus 15 (fifteen) ~~thirty~~ days~~,~~ after Charterer’s SIRE inspection. 3rd Party SIRE is for Owner’s account, but Shell SIRE is for Charterer’s account.

Shipboard Personnel	2.	(a)	At the date of delivery of the vessel under this charter and throughout the charter period:
(i) she shall have a full and efficient complement of master, officers arid crew for a

Code word for this Charter Party
“SHELL TIME4”

Issued December 1984 amended December 2003, Version 1.1 Apr06

And their Duties
vessel of her tonnage, who shall in any event be not less than the number required by the laws of the flag state and who shall be trained to operate the vessel and her equipment competently and safely;

	(ii)	all shipboard personnel shall hold valid certificates of competence in accordance with the requirements of the law of the flag state;
(iii)
all shipboard personnel shall be trained in accordance with the relevant provisions of the International Convention on Standards of Training, Certification and Watchkeeping for Seafarers, 1995 or any additions, modifications or subsequent versions thereof;

___________
~~* Delete as appropriate~~

(iv)
there shall be on board sufficient personnel with a good working knowledge of the English language to enable cargo operations at loading and discharging places to be carried out efficiently and safely and to enable communications between the vessel and those loading the vessel or accepting discharge there from to be carried out quickly and efficiently;

(v)
the terms of employment of the vessels staff and crew will always remain acceptable to The International Transport Workers Federation and the vessel will at all times carry a Blue card or its bona fide equivalent;

			(vi)	the nationality of the vessels officers given in the OCIMF Vessel Particulars Questionnaire referred to in Clause 1(h) will not change without Charterers prior agreement
		(b)	Owners guarantee that throughout the charter service the master shall with the vessel’s officers and crew, unless otherwise ordered by Charterers;
			(i)	prosecute all voyages with the utmost dispatch;
			(ii)	render all customary assistance; and
(iii)
load and discharge cargo as rapidly as possible when required by Charterers or their agents to do so, by night or by day, but always in accordance with the laws of the place of loading or discharging (as the case may be) and in each case in accordance with any applicable laws of the flag state.

Duty to Maintain	3.	(a)
Throughout the charter service Owners shall, whenever the passage of time, wear and tear or any event (whether or not coming within Clause 27 hereof) requires steps to be taken to maintain or restore the conditions stipulated in Clauses 1 and (2a), exercise due diligence so to maintain or restore in a vessel.

(b)
If at any time whilst the vessel is on hire under this charter the vessel fails to comply with the requirements or Clauses 1, 2(a) or 10 then hire shall be reduced to the extent necessary to Indemnify Charterers for such failure. If and to the extent that such failure affects the time taken by the vessel to perform any services under this Charter, hire shall be reduced by an amount equal to the value calculated at the rate hire, of the time so lost.
Any reduction of hire under this sub-Clause (b) shall be without prejudice to any other remedy available to Charterers, but where such reduction of hire is in respect of time lost, such time shall be excluded from any calculation under Clause 24.

(c)
If Owners are in breach of their obligations under Clause 3(a)), Charterers may so notify Owners in writing and if, after the expiry of 30 days following the receipt by Owners of any such notice, Owners have failed to demonstrate to Charterers’ reasonable satisfaction the exercise due diligence as required in Clause 3(a), the vessel shall be off-hire, and no further hire payments shall be due, until Owners have so demonstrated that they are exercising such due diligence.

(d)
Owners shall advise Charterers immediately, in writing, should the vessel fall an inspection by, but not limited to, a governmental and/or port state authority, and/or terminal and/or major charterer of similar tonnage. Owners shall simultaneously advise Charterers of their proposed course of action to remedy the defects which have caused the failure of such inspection.

		(e)	If, in Charterers reasonably held view:
			(i)	failure of an inspection, or,
			(ii)	any finding of an inspection,

referred to in Clause 3(d), prevents normal commercial operations then Charterers have the option to place the vessel off-hire from the date and time that the vessel fails such inspection, or becomes commercially inoperable, until the date and time that the vessel passes a re-inspection by the same organization, or becomes commercially operable, which shall be in a position no less favourable to Charterers than at which she went off-hire.

(f)
Furthermore, at any time while the vessel is off-hire for a consecutive period of thirty (30) days under this Clause 3, (with the exception of Clause 3(e)(ii)). Charterers have the option to terminate this charter by giving notice in writing with effect from the date on which such notice of termination is received by Owners or from any later date stated in such notice. This sub-Clause (f) is without prejudice to any rights of

Code word for this Charter Party
“SHELL TIME4”

Issued December 1984 amended December 2003, Version 1.1 Apr06

		Charterers or obligations of Owners under this charter or otherwise (including without limitation Charterers’ rights under Clause 21 hereof).
Period	4.	(a)
Owners agree to let and Charterers agree to hire the vessel for a period of Five (5) years (the “Firm Period’’), plus three (3) optional periods of one (1) year each, the “First Optional Period”, “Second Optional Period” and “Third Optional Period” respectively, and each an ‘‘Optional Period” in Charterers’ option. Bach Optional Period to be declared no later than one hundred twenty (120) days prior to expiry of the Firm Period or, as the case may be, the preceding Optional Period. The final period under this charter (whether the Firm Period or one of the Optional Periods) shall be

Trading Limits and Safe Places
plus or minus up to 30 days in Charterers option, commencing from the time and date of delivery of the vessel, for the purpose of carrying all lawful merchandise (subject always to Clause 28) including in particular;

___________
~~In any part of the world~~, Worldwide always within INL (Institute Navigation Limits) and remain in, always afloat excluding Iraq, Iran, Cuba, Turkish-occupied Cyprus, Lebanon, Namibia, Syria, Sudan, Yemen, Cambodia, Ethiopia, North Korea, Somalia and countries sanctioned by the UN, USA and/or EU and/or the country of the vessel or countries being at war or warlike area. Vessel never to trade in ice. Any current excluded area that during the course of the time charter becomes an industry standard and owners can accept to call at shall be reinstated as part of the trading range i.e. the time charter is for worldwide trading as Charterers shall direct, subject to the limits of the current British Institute Warranties and any subsequent amendments thereof. Notwithstanding the foregoing, but subject to Clause 35, Charterers may order the vessel to ice-bound waters or to any part of the world outside such limits provided that Owners consent thereto (such consent not to be unreasonably withheld) and that Charterer pay for any insurance premium required by the vessel’s underwriters as a consequence or such order.

		(b)
Any time during which the vessel is off-hire under this charter may be added to the charter period in Charterers option up to the total amount of time spent off-hire. In such cases the rate of hire will be that prevailing at the time the vessel would, but for the provisions of this Clause, have been redelivered.

		(c)
Charterers shall use due diligence to ensure that the vessel is only employed between and at safe places (which expression when used in this charter shall include ports, berths, wharves, docks, anchorages, submarine lines, alongside vessels or lighters, and other locations including locations at sea) where she can safely lie always afloat. Notwithstanding anything contained in this or any other clause of this charter, Charterers do not warrant the safety of any place to which they order the vessel and shall be under no liability in respect thereof except for loss or damage caused by their failure to exercise due diligence as aforesaid. Subject as above, the vessel shall be loaded and discharged at any places as Charterers may direct, provided that Charterers shall exercise due diligence to ensure that any ship-to-ship transfer operations shall conform to standards not less than those set out in the latest published edition of the ICS/OCIMF Ship-to-Ship Transfer Guide.

		(d)
Unless otherwise agreed, the vessel shall be delivered by Owners ~~dropping outward pilot at a port in~~ under vapours and heel of LPG, Commercial Propane and/or Butane, ready to load, at one safe berth/anchorage, safely afloat or at the Builder’s yard and provided the vessel has passed the Shell Ship Quality Assurance process prior to or concurrently with delivery of the vessel from the Builder to the Owner pursuant to the Shipbuilding Contract. Should the Owner elect to perform gas trials following delivery of the vessel to them from the Builder, delivery by Owners hereunder will be at the gas trial site in Korea. If the gas trials take place at any other location, then the alternative location to be nominated to the Charterer for their acceptance, such acceptance shall not be unreasonably withheld.

			________ ~~at Owners’ option and redelivered~~ Redelivery to owners shall be dropping outward pilot ~~at a port in~~ at last discharge port worldwide
			____________ at Charterers’ option.
		(e)	The vessel will deliver with last cargo(es) of N/A and will redeliver with last cargo(es) of LPG
		(f)
Owners are required to give Charterers where applicable 30 days firm 15/10/5/3/1 days prior notice of delivery and Charterers are required to give Owners where applicable 40, 30 days and firm 15/10/5/3/1 days prior notice of redelivery.

Code word for this Charter Party
“SHELL TIME4”

Issued December 1984 amended December 2003, Version 1.1 Apr06

Laydays/ Canceling	5.
The vessel shall ~~not~~ be delivered to Charterers ~~before~~ pursuant to the Shipbuilding Contract and Charterers shall have the option of cancelling this charter if the vessel is not ready and at their disposal on or before the cancelling date under the Shipbuilding Contract as this may be extended pursuant to the terms of the Shipbuilding Contract. The Owners shall keep the Charterers informed of any such extension of the cancelling date under the Shipbuilding Contract. Should the Owners elect to perform gas trials following delivery of the vessel to them from the Builder, the vessel shall be delivered to Charterers promptly following completion of the gas trials provided that the vessel has passed the Shell Ship Quality Assurance Process.

Owners to Provide	6.
Owners undertake to provide and to pay for all provisions, wages (Including but not limited to all overtime payments), and shipping and discharging fees and all other expenses of the master, officers and crew; also, except as provided in Clauses 4, and 34 and Additional Clause 4 hereof, for all insurance on the vessel, for all deck, cabin and engine-room stores, and for water; for all drydocking, overhaul, maintenance and repairs to the vessel: and for all fumigation expenses and de-rat certificates. Owners’ obligations under this Clause 6 extend to all liabilities for customs or import duties arising at any time during the performance of this charter in relation to the personal effects of the master, officers and crew, and in relation to the stores, provisions and other matters aforesaid which Owners are to provide and pay for and Owners shall refund to Charterers any sums Charterers or their agents may have paid or been compelled to pay in respect of any such liability, Any amounts allowable in general average for wages and provisions and stores shall be credited to Charterers insofar as such amounts are in respect of a Period when the vessel is on-hire.

Charterers to Provide	7.	(a)
Charterers shall provide and pay for all fuel ~~(except fuel used for domestic services)~~, towage and pilotage and shall pay agency fees, port charges, commissions, expenses of loading and unloading cargoes, canal dues and all charges other than those payable by Owners in accordance with Clause 6 hereof, provided that all charges for the said items shall be for Owners’ account when such items are consumed, employed or incurred for Owners’ purposes or while the vessel is off-hire (unless such items reasonably relate to any service given or distance made good and taken into account under Clause 21 or 22); and provided further that any fuel used in connection with a general average sacrifice or expenditure shall be paid for by Owners.

		(b) In respect of bunkers consumed for Owners purposes these will be charged on each occasion by Charterers on a first-in-first-out basis valued on the prices actually paid by Charterers.
		(c)
If the trading limits of this charter include ports in the United States of America and/or its protectorates then Charterers shall reimburse Owners for port specific charges relating to additional premiums charged by providers or all pollution cover, when incurred by the vessel calling at porta in the United States of America and/or its protectorates in accordance with Charterers orders.

Rate of Hire	8.
Subject as herein provided, Charterers shall pay for the use and hire of the vessel at the rate of United States Dollars Eight hundred Ninety Nine Thousand Nine Hundred (US$ 899,900) per month for the Firm Period; United States Dollar, Nine Hundred Seventy Five Thousand (US$ 975,000) per month for the First Optional Period; United States Dollars One Million Seventy Five Thousand (US$ 1,075,000) per month for the Second Optional Period; and United States Dollar, One Million One Hundred Seventy Five Thousand (US$ 1,175,000) per month for the Third Optional Period ~~per day~~, and pro rata for any part of a month ~~day~~; from the time and date of her delivery (GMT ~~local time~~) to Charterers until the time and date of redelivery (GMT ~~local time~~) to Owners. The respective option rate shall be charged from the anniversary date of the delivery of the vessel.

Payment of Hire	9.	Subject to Clause 3(c) and 3(e), payment of hire shall be made in immediately available funds to: Owners designated bank account without any discount.
		Payment of charter hire stipulated in this Charter Party to be assigned to the bank nominated by the Owners. ~~Account:~~
		in United States Dollars per calendar month in advance, less:
		(i) any hire paid which Charterers reasonably estimate to relate to off-hire periods, and;
		(ii) any amounts disbursed on Owners’ behalf, any advances and commission thereon, and charges which are for Owners’ account pursuant to any provision hereof, and;
		(iii) any amounts due or reasonably estimated to become due to Charterers under Clause 3(c) or 24 hereof
		any such adjustments to be made at the due date for the next monthly payment after the facts

Code word for this Charter Party
“SHELL TIME4”

Issued December 1984 amended December 2003, Version 1.1 Apr06 have been ascertained. Charterers shall not be responsible for any delay or error by Owners’ bank in crediting Owners’ account provided that Charterers have made proper and timely payment.
In default of such proper and timely payment:

		(a)
Owners shall notify Charterers of such default and Charterers shall within seven days of receipt of such notice pay to Owners the amount due, including interest, failing which Owners may withdraw the vessel from the service of Charterers without prejudice to any other rights Owners may have under this charter or otherwise: and

		(b)
Interest on any amount due but not paid on the due date shall accrue from the day after that date up to and including the day When payment is made, at a rate per annum which shall be 1% above the U.S. Prime Interest Rate as published by the ~~Chase Manhattan Bank~~ Wall Street Journal in New York at 12.00 New York time on the due date, or, if no such interest rate is published on that day, the interest rate published on the next preceding day on which such a rate was so published, computed on the basis of a 360 day year of twelve 30-day months, compounded semi-annually

Space Available to Charterers	10.
The whole reach, burthen and decks on the vessel and any passenger accommodation (including Owners’ suite) shall be at Charterers’ disposal, reserving only proper and sufficient space for the vessels master, officers, crew, tackle, apparel, furniture, provisions and stores, provided that the weight of stores on board shall not, unless specially agreed, exceed [to be confirmed prior to delivery) tonnes at any time during the charter period.

~~Segregated Ballast~~	~~11.~~
~~In connection with the Council of the European Union Regulation on the implementation of MO Resolution A747(18) Owners will ensure that the following entry is made on the International Tonnage Certificate (1989) under the section headed “remarks”:~~
~~“The segregated ballast tanks comply with the Regulation 13 of Annex 1 of the international Convention for the prevention of pollution from ships, 1973, as modified by the Protocol of 1978 relating thereto, and the total tonnage of such tanks exclusively used for the carriage of segregated water ballast is         The reduced gross tonnage which should be used for the calculation of tonnage based fees is    ”.~~

Instructions And Logs	12.
Charterers shall from time to time give the master all requisite instructions and selling directions, and the master shall keep a full and, correct log of the voyage or voyages, which Charterers or their agents may inspect as required. The master shall when required furnish Charterers or their agents with a true copy of such log and with property completed loading and discharging port sheets and voyage reports for each voyage and other returns as Charterers may require. Charterers shall be entitled to take copies at Owners’ expense of any such documents which are not provided by the master.

Bills of Lading	13.	(a)
The master (although appointed by Owners) shall be under the orders and direction of Charterers as regards employment of the vessel, agency and other arrangements, and shall sign Bills of Lading as Charterers or their agents may direct (subject always to Clauses 35 (a) and without prejudice to this charter. Charterers hereby indemnify Owners against all consequences or liabilities that may arise;

			(i)
from signing Bills of lading in accordance with the directions of Charterers or their agents, to the extent that the terms of such Bills of Lading fall to conform to the requirements of this charter (including, without limitation, the provisions of Additional Clauses 3 and 42), or (except as provided in Clause 13(b) from the master otherwise complying with Charterers’ or their agents’ orders;

			(ii)	from any irregularities in papers supplied by Charterers or their agents.
		(b)
If Charterers by telex, facsimile or other form of written communication that specifically refers To this Clause request Owners to discharge a quantity of cargo either without Bills of Lading and/or at a discharge place other than that named in a Bill of Lading and/or that is different from the Bill of Lading quantity, then Owners shall discharge such cargo in accordance with Charterer’s instructions in consideration of receiving the following indemnity which shall be deemed to be given by Charterers on each and every such occasion and which is limited in value to 200% of the CIF value of the cargo carried on board;

			(i)
Charterers shall indemnify Owners and Owners’ servants and agents in respect of any liability loss or damage of whatsoever nature (including legal costs as between attorney or solicitor and client and associated expanses) which Owners may sustain by reason of delivering such cargo in accordance with Charterers’ request.

			(ii)
If any proceeding is commenced against Owners or any of owners’ servants or agents in connection with the vessel having delivered cargo in accordance with such request, Charterers shall provide Owners or any of Owners’ servants or agents from time to time on demand with sufficient funds to defend the safe proceedings.

			(iii)
If the vessel or any other vessel or property belonging to Owners should be arrested or detained, or if the arrest or detention thereof should be threatened, by reason of discharge in accordance with Charterers instruction as aforesaid, Charterers shall provide on demand such bail or other security as may be required to prevent such arrest or detention or to secure the

Code word for this Charter Party
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Issued December 1984 amended December 2003, Version 1.1 Apr06

				release of such vessel or property and Charterers shall indemnify Owners in respect of any loss, damage or expenses caused by such arrest or detention whether or not same may be justified.
			(iv)	Charterers shall, if called upon to do so at any time while such cargo is in Charterers’ possession, custody or control, redeliver the same to Owners.
			(v)
As soon as all original Bills of Lading for the above cargo which name as discharge port the place where delivery actually occurred shall have arrived and/or come into Charterers’ possession, Charterers shall produce and deliver the same to Owners whereupon Charterers’ liability hereunder shall cease.
Provided however, if Charterers have not received all such original Bills of Lading by 24.00 hours on the day 36 calendar months after the date of discharge, that this indemnity shall terminate at that time unless before that time Charterers have received from Owners written notice that:

				a)	Some person is making a claim in connection with Owners delivering cargo pursuant to Charterers request or,
				b)
legal proceedings have been commenced against Owners and/or carriers and/or Charterers and/or any of their ·respective servants or agents and/or the vessel for the same reason.
When Charterers have received such a notice, then this indemnity shall continue in force until such claim or legal proceedings are settled. Termination of this indemnity shall not prejudice any legal rights a party may have outside this indemnity

			(vi)
owners shall promptly notify Charterers if any person (other than a person to whom Charterers ordered cargo to be delivered) claims to be entitled to such cargo and/or if the vessel or any other property belonging to Owners is arrested by reason or any such discharge of cargo.

			(vii)
This indemnity shall be governed and construed in accordance with the English law and each and any dispute arising out of or in connection with this indemnity shall be subject to the Jurisdiction of the High Court of Justice of England.

		(c)	Owners warrant that the Master will comply with orders to carry and discharge against one or more Bills of Lading from a set of original negotiable Bills of Lading should Charterers so require,
Conduct Vessel’s Personnel	14.
If Charterers complain of the conduct of the master or any of the officers or crew, Owners shall immediately investigate the complaint. If the complaint proves to be well founded, Owners shall, without delay, make a change in the appointments and Owners shall in any event communicate the result of their investigations to Charterers as soon as possible.

Bunkers at Delivery and Redelivery	15.
Charterers shall accept and pay for all bunkers on board at the time of delivery, and Owners shall on redelivery (whether it occurs at the end of the charter or on the earlier termination of this charter) accept and pay for all bunkers remaining on board, at the price actually paid, on a first-in-first-out basis. Such prices are to be supported by paid invoices.
Vessel to be delivered to and redelivered from the charter with, at least, a quantity of bunkers on board sufficient to reach the nearest main bunkering port but always with a minimum quantity of bunkers for nine (9) days full steaming at Service Speed pursuant to Clause 24 of this Charter Party. Owners shall provide an estimate of bunkers on board at Delivery with the seven (7) days firm delivery notice pursuant to Clause 4(e) of this Charter Party, and shall update estimated Bunkers at Delivery with each subsequent delivery notice.
Notwithstanding anything contained in this charter all bunkers on board the vessel shall, throughout the duration of this charter, remain the property of Charterers and can only be purchased on the terms specified in the charter at the end of the charter period or, if earlier, at the termination of the charter.

Stevedores Pilots, Tugs	16.
Stevedores, when required, shall be employed and paid by Charterers, but this shall not relieve Owners from responsibility at all times for proper stowage, which must be controlled by the master who shall keep a strict account of all cargo loaded and discharged. Owners hereby indemnify Charterers, their servants and agents against all losses, claims, responsibilities and liabilities arising in any way whatsoever from the employment or pilots, tugboats or stevedores, who although employed by Charterers shall be deemed to be the servants of and in the service of Owners and under the instructions (even if such pilots, tugboat personnel or stevedores are in fact the servants of Charterers their agents or any affiliated company); provided, however, that;

		(a)	the foregoing indemnity shall not exceed the amount to which Owners would have been entitled to limit their liability if they had themselves employed such pilots, tugboats or stevedores, and
		(b)
Charterers shall be liable for any damage to the vessel caused by or arising out of the use of stevedores, fair wear and tear excepted, to the extent that Owners are unable by the exercise of due diligence to obtain redress therefor from stevedores.

Super-Numeraries	17.
Charterers may send representatives in the vessel’s available accommodation upon any voyage made under this charter, Owners finding provisions and all requisites as supplied to officers, except alcohol, Charterer’s paying at the rate of United States Dollars 15 (fifteen) per day for each representative while on board the vessel. Such representatives to sign the LOI in Owners P&I club wording prior to

Code word for this Charter Party
“SHELL TIME4”

Issued December 1984 amended December 2003, Version 1.1 Apr06

		joining the Vessel.
Sub-letting/	18.	Charterers may sub-let the vessel for voyage charter only, but shall always remain responsible to Owners for due fulfilment of
Assignment/Novation
this charter. Additionally Charterers may assign or novate this charter to any company of the Royal Dutch/Shell Group of Companies. Subject to Additional Clause 35 Owners may assign their benefits under this Charter to any bank or financial institution providing finance for the purchase of the vessel.

Final Voyage	19.
If when a payment of hire is due hereunder Charterers reasonably expect to redeliver the vessel before the next payment or hire would fall due, the hire to be paid shall be assessed on Charterers’ reasonable estimate of the time necessary to complete Charterers’ programme up to redelivery, and from which estimate Charterers may deduct amounts due or reasonably expected to become due for;

		(a)	disbursements on Owners’ behalf or charges for Owners’ account pursuant to any provision hereof, and;
		(b)	bunkers on board at redelivery pursuant to Clause 15
		Promptly after redelivery any overpayment shall be refunded by Owners or any underpayment made good by Charterers.

If at the time this charter would otherwise terminate in accordance with Clause 4 the vessel is on a ballast voyage to a port of redelivery or is upon a laden voyage, Charterers shall continue to have the use of the vessel at the same rate and conditions as stand herein for as long as necessary to complete such ballast voyage, or to complete such laden voyage and return to a port of redelivery as provided by this charter, as the case may be.

Loss of Vessel	20.
Should the vessel be lost, this charter shall terminate and hire shall cease at noon on the day of her loss; should the vessel be a constructive total loss, this charter shall terminate and hire shall cease at noon on the day on which the vessel’s underwritters agree that the vessel is a constructive total loss; should the vessel be missing, this charter shall terminate and hire shall cease at noon on the day on which she was last heard of. Any hire paid in advance and not earned shall be returned to Charterers and Owners shall reimburse Charterers for the value of the estimated quantity of bunkers m on board at the time of termination, at the price paid by Charterers at the last bunkering port.

Off-hire	21.	(a)	On each and every occasion that there is loss of time (whether by way of interruption in the vessel’s service or, from reduction in the vessel’s performance, or in any other manner)
			(i)
due to deficiency of personnel or stores; repairs; gas-freeing for repairs; time in and waiting to enter dry dock for repairs; breakdown (whether partial or total) of machinery, boilers or other parts of the vessel or her equipment (including without limitation tank coatings); overhaul, maintenance or survey; collision, stranding, accident or damage to the vessel; or any other similar cause preventing the efficient working of the vessel; and such loss continues for more than three consecutive hours (if resulting from interruption in the vessel’s service) or cumulates to more than three hours (if resulting from partial loss of service); or;

			(ii)	due to industrial action by ship’s crew or Owners appointed managers or agents, refusal to sail, breach of orders or neglect of duty on the part of the master, officers or crew; or;
			(iii)
for the purpose of obtaining medical advice or treatment for or landing any sick or injured parson (other than a Charterers’ representative carried under Clause 17 hereof) or for the purpose of landing the body of any person (other than a Charterers’ representative), and such loss continues for more than three consecutive hours; or;

			(iv)
due to any delay in quarantine arising from the master, officers or crew having had communication with the shore at any infected area without the written consent or instructions of Charterers or their agents, or to any detention by customs or other authorities caused by smuggling or other infraction of local law on the part of the master, officers, or crew; or;

			(v)
due to detention of the vessel by authorities at home or abroad attributable to legal action against or breach of regulation by the vessel, the vessel’s owners, or Owners (unless brought about by the act or neglect of Charterers); then; without prejudice to Charterers’ rights under Clause 3 or to any other rights of Charterers hereunder, or otherwise, the vessel shall be off-hire from the commencement of such loss of time until she is again ready and in an efficient state to resume her service from a position not less favourable to Charterers than that at which such loss of time commenced; provided, however, that any service given or distance made good by the vessel whilst off-hire shall be taken into account in assessing the amount to be deducted from hire.

		(b)
If the vessel fails to proceed at any guaranteed speed pursuant to Clause 24, and such failure arises wholly or partly from any of the causes sat out in Clause 21(a) above, then the period for which the vessel shall be off-hire under this Clause 21 shall be the difference between;

			(i)	the time the vessel would have required to perform the relevant service at such guaranteed speed, and
			(ii)	the time actually taken to perform such service (including any loss of time arising from

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Issued December 1984 amended December 2003, Version 1.1 Apr06

			Interruption in the performance of such service),
			For the avoidance of doubt, all time included under (ii) above shell be excluded from any computation under Clause 24
		(c)
Further and without prejudice to the foregoing, in the event of the vessel deviating (which expression includes without limitation putting back, or putting into any port other than that to which she is bound under the instructions of Charterers) for any cause or purpose mentioned in Clause 21(a), the vessel shall be off-hire from the commencement of such deviation until the time when she is again ready and in an efficient state to resume her service from a position not less favourable to Charterers than that at which the deviation commenced, provided, however, that any service given or distance made good by the vessels whilst so off-hire shall be taken into account in assessing the amount to be deducted from hire. If the vessel, for any cause or purpose mentioned in Clause 21 (a), puts into any port other than the port to which she is bound on the instructions of Charterers, the port charges, pilotage and other expenses at such port shall be borne by Owners. Should the vessel be driven into any port or anchorage by stress of weather hire shall continue to be due and payable during any time lost thereby.

		(d)
If the vessel’s flag state becomes engaged in hostilities, and Charterers in consequence of such hostilities find it commercially impracticable to employ the vessel and have given Owners written notice thereof than from the date of receipt by Owners of such notice until the termination of such commercially impracticability the vessel shall be off-hire and Owners shall have the right to employ the vessel on their own account.

		(e)	Time during which the vessel is off-hire under this charter shall count as part of the charter period except where Charterers declare their option to add off-hire periods under Clause 4 (b)).
		(f)	All references to time in this charter party shall be references to local time except where otherwise stated.
		(g)
Notwithstanding the provisions of Clause 21(a through f) hereof, loss of time due to any of the reasons specified therein or to cleaning of boilers and/or opening up of pistons and/or overhauling of engines, class survey and minor machinery repair, shall be allowed on hire up to a total calculated at the rate of 96 hours per year or pro rata for part of a year.

Periodical	22.	(a)
The vessels are newbuildings 110 no drydocking is planned during the initial main period of this Charter party, except for emergency. First drydocking is scheduled about sixty (60) months after delivery of each vessel Owners to keep Charterers closely advised about each ships dry docking schedule.

			Owners shall propose the port of drydocking and such port is to be subject to Charterers acceptance which is not to be unreasonably withheld.

Owners have the right and obligation to drydock the vessel, ~~at regular intervals of~~ Owners will provide Charterers with 60 days notice of any drydock intentions to allow Charterers to plan voyages accordingly.

Charterers shall release the vessels at last discharge port to Owners for the purpose of owners dry-docking the vessel. Owners shall put the vessel in drydock at their expense as soon as practicable after Charterers place the vessel at Owners’ disposal clear of cargo including tank washings and residues.

Offhire period to be assessed per Cl.21.a of the Agreement. Offhire claimable under the Charter shall be added to the Charter period, at Charterer’s option, at the prevailing charter rate at the time the offhire

Drydocking
On each occasion Owners shall propose to Charterers a date on which they wish to drydock the vessel, not less than 30 days     before such date, and Charterers shall ~~offer a port for such periodical drydocking and shall~~ take all reasonable steps to make the vessel available as near to such date as practicable.
Owners shall put the vessel in drydock at their expense as soon as practicable after Charterers place the vessel at Owners’ disposal clear of cargo other than tank washings and residues.
Owners shall be responsible for and pay for the disposal into reception facilities of such tank washings and residues and shall have the right to retain any monies received therefor without prejudice to any claim for loss of cargo under any Bill of Lading or this charter.

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.
(b)
If a periodical drydocking is carried out in the port ~~offered~~ accepted by Charterers or otherwise mutually agreed (which must have suitable accommodation for the purpose and reception facilities for tank washings and residues), the vessel shall be off-hire from the time she arrives at such port until drydocking is completed and she is in every way ready to resume Charterers’ service and is at the position at which she went off-hire or a position no less favourable to Charterers, whichever she first attains. However;

(i)
provided that Owners exercise due diligence in gas-freeing, any time lost in gas-freeing to the standard required for entry into drydock for cleaning and painting the hull shall not count as off-hire, whether lost on passage to the drydocking port or after arrival there (notwithstanding Clause 21), and;

(ii)
any additional time lost in further gas-freeing to meet the standard required for hot work or entry lo cargo tanks shall count as off-hire, whether lost on passage to the drydocking port or after arrival there

Any time which, but for sub-Clause (i) above, would be off-hire, shall not be included in any calculation under Clause 24.
The expenses of gas-freeing, including without limitation the cost of bunkers, shall be for the Owners account.
(c)
If Owners require the vessel, instead of proceeding to the offered port, to carry out periodical drydocking at a special port selected by them and not agreed by the Charterers, the vessel shall be off-hire from the time when she is released to proceed to the special port until she next presents for loading in accordance with Charterers’ instructions, provided, however, that Charterers shall credit Owners with the time which would have been taken on passage at the service speed had the vessel not proceeded to drydock. All fuel consumed shall be paid for by owners but Charterers shall credit Owners with the value of the fuel which would have been used on such notional passage calculated at the guaranteed daily consumption for the service speed, and shall further credit Owners with any benefit they may gain in purchasing bunkers at the special port.

(d)
Charterers shall, insofar as cleaning for .periodical drydocking may have reduced the amount of tank-cleaning necessary to meet Charterers’ requirements, credit Owners with the value of any bunkers which Charterers calculate to have been saved thereby, whether the vessel drydocks at an offered or a special port.

Ship Inspection	23.
Charterers shall have the right at any time during the charter period to make such inspection of the vessel as they may consider necessary. This right may be exercised as often and at such intervals as Charterers in their absolute discretion may determine and whether the vessel is in port or on passage.
Owners affording all necessary co-operation and accommodation on board provided, however:

(a)
That neither the exercise nor the non-exercise, nor anything done or not done in the exercise or non-exercise, by Charterers of such right shall in any way reduce the master’s or Owners’ authority over, or responsibility to Charterers or third parties for, the vessel and every aspect of her operation, nor increase Charterers’ responsibilities to Owners or third parties for the same; and;

		(b)	That Charterers shall not be liable for any act, neglect or default by themselves, their servants or agents in the exercise of non-exercise of the aforesaid right.
		(c)	Charterers representatives to sign Owners P&I Club letter of indemnity prior to boarding.
Detailed Description and Performance	24.	(a)	Owners guarantee that the speed and consumption of the vessel shall be as follows:
			Average speed in knots	Maximum average bunker consumption per day
			Laden	Main propulsion fuel oil/diesel oil tonnes	Auxiliaries fuel oil/diesel oil tonnes
11.0 12.0 13.0 14.0 15.0 16.0 16.5
			_________	____/_____	____/_____
			_________	____/_____	____/_____
			_________	____/_____	____/_____
Ballasi

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11.5 12.0 13.0 14.0 15.0 16.0 16.5
	_________	____/_____	____/_____
	_________	____/_____	____/_____
	_________	____/_____	____/_____

Provisional speed and consumption range between 13.0 – 16.5 knots, ballast & laden, based the speed & consumption curves from the shipbuilding contract, to be reviewed six (6) months after delivery of the vessel.  Charterers to order the vessel at various speeds, laden & ballast, during that six (6) months after delivery period.  Final speed & consumption guarantees, up-to Beaufort wind and wave scale 4, basis about 13.0 to 16.5 knots (+/- 0.5 knots) to be agreed after six (6) months and based upon the actual performance of each vessel.

The foregoing bunker consumptions are for all purposes except cargo ~~heating~~cooling and ~~tank cleaning~~ inerting
And shall be pro-rated between the speeds shown.
The service speed of the vessel if 16.5 knots laden and 16.5 knots in ballast and in the absence of Charterers’ orders to the contrary the vessel shall proceed at the service speed.  In Addition to the above Warranted Speeds and Consumptions, Charterers shall be entitled to order the Vessel to slow steam down to eleven knots laden (11.0 knots) and eleven point five knots ballast (11.5 knots), always excluding transits through recognized Piracy Zones.

However if more than one laden and one ballast speed are shown in the table above Charterers shall have the right to order the vessel to steam at any speed within the range set out in the table (the “ordered speed”)
If the vessel is ordered to proceed at any speed other than the highest speed shown in the table, and the average speed actually attained by the vessel during the currency of such order exceeds such ordered speed plus 0.5 knots (the “Maximum recognised speed”), then for the purpose of calculating a decrease of hire under this Clause 24 the maximum recognized speed shall be used in place of the average speed actually attained.

For the purposes of this charter the “guaranteed speed” at any time shall be the then-current ordered speed or the service speed, as the case may be.
The average speeds and bunker consumptions shall for the purposes of this Clause 24 be calculated by reference to the observed distance from ~~pilot station~~ FAOP (full away on passage) to ~~pilot station~~ EOSP (end of sea passage) on all sea passages during each period stipulated in Clause 24 (c), but excluding any time during which the vessel is (or but for Clause 22 (b) (i) would be) off-hire and also excluding “Adverse Weather Periods”, being:

	(i)	any periods during which reduction of speed is necessary for safety in congested and/or draft restricted waters or in poor visibility and/or areas such as restricted channels;
	(ii)	any days, noon to noon, when winds or wave exceed force 4~~8~~ on the Beaufort Scale for more than 12 hours
(b)
If during any year from the date on which the vessel enters service (anniversary to anniversary) the vessel falls below or exceeds the performance guaranteed in Clause 24 (a) then if such shortfall or excess results:

(i)
From a reduction or an increase in the average speed of the vessel, compared to the speed guaranteed in Clause 24 (a) then an amount equal to the value at the hire rate of the time so lost or gained, as the case may be, shall be included in the performance calculation;

(ii)
From an increase or a decrease in the total bunkers consumed, compared to the total bunkers which would have been consumed had the vessel performed as guaranteed in Clause 24 (a), an amount equivalent to the value of the additional bunkers consumed or

Code word for this Charter Party
“SHELL TIME4”

Issued December 1984 amended December 2003, Version 1.1 Apr06

			the bunkers saved, as the case may be, based on the average price paid by Charterers for the vessel’s bunkers in such period, shall be inducted in the performance calculation.

The results of the performance calculation for laden and ballast mileage respectively shall be  adjusted to take into account the mileage steamed in each such condition during Adverse Weather  Periods, by dividing such addition or deduction by the number of miles over which the  performance has been calculated and multiplying by the same number of miles plus the miles  steamed during the Adverse Weather Periods, in order to establish the total performance calculation for such period.

			Reduction of hire under the foregoing sub-Clause (b) shall be without prejudice to any other remedy available to Charterers.
	(c)
Calculations under this Clause 24 shall be made for the yearly periods terminating on each successive anniversary of the date on which the vessel enters service, and for the period between the last such anniversary and the date of termination of this charter if less than a year.
Claims in respect of reduction of hire arising under this Clause during the final year or part  year of the charter period shall ~~in the first instance~~ be settled ~~in accordance with Charterers’ estimate made two months before the end of the charter period~~ following agreement thereon between Charterers and Owners.  Any necessary adjustment after this charter terminates shall be made by payment by owners to Charterers or by Charterers to owners as the case may require.

	(d)
Owners and Charterers agree that this Clause 24 is assessed on the basis that Owners are not entitled to additional hire for performance in excess of the speeds and consumptions given in  this Clause 24. Notwithstanding the above, Owners not to claim for over-performance but any claim from Charterers for under-performance is to be off-set against over-performance.

Salvage	25.
Subject to the provisions of Clause 21 hereof, all loss of time end all expenses (excluding any damage to or loss of the vessel or tortious liabilities to third parties) incurred in saving or attempting to save life or in successful or unsuccessful attempts at salvage shall be borne equally by Owners and Charterers provided that Charterers shall not be liable to contribute towards any salvage payable by Owners arising in any way out of services rendered under this Clause 25 .
All salvage and all proceeds from derelicts shall be divided equally between Owners and Charterers after deducting the master’s, officers’ and crew’s share.

Lien	26.
Owners shall have a lien upon all cargoes and all freights, sub-freights and demurrage for any amounts due under this charter; and Charterers shall have a lien on the vessel for all monies paid in advance and not earned, and for all claims for damages arising from any breach by Owners of this charter.

Exceptions	27.	(a)
The vessel, her master and Owners shall not, unless otherwise in this charter expressly provided, be liable for any toss or damage or delay or failure arising or resulting from any act, neglect or default of the master, pilots, mariners or other servants of Owners in the navigation or management of the vessel; fire, unless caused by the actual fault or privity of Owners; collision or stranding; dangers and accidents of the sea; explosion, bursting of boilers, breakage of shafts or any latent defect in hull, equipment or machinery; provided, however, that Clauses 1. 2, 3 and 24 hereof shall be unaffected by the foregoing. Further, neither the vessel, her master or Owners, nor Charterers shall, unless otherwise in this charter expressly provided, be liable for any loss or damage or delay or failure in performance hereunder arising or resulting from act of God, act of war, seizure under legal process, quarantine restrictions, strikes, lock-outs, riots, restraints of labour, civil commotions or arrest or restraint of princes, rulers or people.

		(b)	The vessel shall have liberty to sail with or without pilots, to tow or go to the assistance of vessels in distress and to deviate for the purpose of saving life or property.
		(c)	Clause 27(a) shall not apply to, or affect any liability of Owners or the vessel or any other relevant person in respect of;
			(i)
loss or damage caused to any berth, jetty, dock, dolphin, buoy, mooring line, pipe or crane or other works or equipment whatsoever at or near any place to which the vessel may proceed under this charter, whether or not such works or equipment belong to Charterers, or;

			(ii)
any claim (whether brought by Charterers or any other person) arising out of any loss of or damage to or in connection with cargo. Any such claim shall be subject to the Hague-Visby Rules or the Hague Rules or the Hamburg Rules, as the case may be, which ought pursuant to Clause 38 hereof to have been incorporated in the relevant Bill of Lading (whether or not such Rules were so incorporated) or, if no such Bill of Lading is issued, to the Hague-Visby Rules unless the Hamburg Rules compulsorily apply in which case to the Hamburg Rules.

		(d)
In particular and without limitation, the foregoing subsections (a) and (b) of this Clause shall not apply to or in any way affect any provision in this charter relating to off-hire or to reduction of hire.

Injurious Cargoes	28.	No acids, explosives or cargoes injurious to the vessel shall be shipped end without prejudice to the foregoing any damage to the vessel caused by the shipment of any such cargo, and the time taken to

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		repair such damage, shall be far Charterers’ account. No voyage shall be undertaken, nor any goods or cargoes loaded, that would expose the vessel to capture or seizure by rulers or governments.
Grade of Bunkers	29.
Charterers shall supply fuel oil with a maximum viscosity of 380cst IS0-8217 RMG 380 centistokes at 50 degrees centigrade and/or marine diesel oil or marine gas oil DMA IS0-8217 for main propulsion and fuel oil with a maximum viscosity of 380cst IS0-8217 RMG 380 centistokes at 50 degrees centigrade and/or marine diesel oil or marine gas oil DMA ISO-8217 for the auxiliaries. All fuels supplied shall not contain any waste lubricating oil, chemical waste, or any other substances which are not inherent to bunkers. if Owners require the vessel to be supplied with more expensive bunkers they shall be liable for the extra cost  thereof.
Charterers warrant that all bunkers provided by them in accordance herewith shall be of a quality complying with ISO Standard 8217 (2005) for Marine Residual Fuels and Marine Distillate Fuels as applicable, and any subsequent amendments thereto.

Disbursements	30.
Should the master require advances for ordinary disbursements at any port, Charterers or their agents shall make such advances to him, in consideration of which Owners shall pay a commission of two and a half per cant, and all such advances and commission shall be deducted from hire.

Laying-up	31.
Subject to Additional Clause 17, Charterers shall have the option, after consultation with Owners, of requiring Owners to lay up the vessel at a safe place nominated by Charterers, in which case the hire provided for under this charter shall be adjusted to reflect any net increases in expenditure reasonably incurred or any net saving which should reasonably be made by Owners as a result of such lay up. Charterers may exercise the said option any number of times during the charter period.

Requisition	32.
Should the vessel be requisitioned by any government, de facto or de jure, during the period of this charter, the vessel shall be off-hire during the period of such requisition, and any hire paid by such governments in respect of such requisition period shall be for Owners’ account. Any such requisition  period shall count as part of the charter period.

Outbreak of War
~~If war or hostilities break out between any two or more of the following countries:  U.S.A., the countries or republics having been part of the former U.S.S.R. (except that declaration of war or hostilities solely between any two or more of the countries or republics having been part of the former USSR shall be exempted).P.R.C, U.K., Netherlands, then both Owners and Charterers shall have the right to cancel this charter.~~ In the event that war breaks out between any two or more of the following States Netherlands, Singapore, Great Britain, Vessel flag country, South Korea United States of America, People’s Republic of China and Russia) both Owners and Charterers shall have the right of terminating this Time Charter. It is understood that war or actual hostilities means direct war or hostilities between these countries and does not include local hostilities or civil war where any of the above countries support opposing sides. Either party, however, shall not he entitled to terminate this Time Charter on account of minor or local military or narrow operation or economic warfare which will not interfere with the vessel’s trade, have the right to cancel this charter.

Additional War Expenses	34.
If the vessel is ordered to trade in areas where there is war (de facto or de jure) or threat of war, Charterers shall reimburse Owners for any additional insurance premla, crew bonuses and other expenses which are reasonably incurred by Owners as a consequence of such orders, provided that Charterers are given notice of such expenses as soon as practicable and in any event before such expenses are incurred, and provided further that Owners obtain from their insurers a waiver of any subrogated rights against Charterers in respect of any claims by Owners under their war risk insurance arising out of compliance with such orders,
Any payments by Charterers under this clause will only be made against proven documentation. Any discount or rebate refunded to Owners, for whatever reason, in respect of additional war risk premium shall be passed on to Charterers. All claims for additional costs and expenses recoverable by Owners from Charterers under this Clause must be received from Owners by Charterers in writing along with supporting documentation within 45 days of the voyage being completed (where the voyage is deemed to be completed upon completion of discharge and disconnection of hoses at the final discharge port) otherwise Charterers liability for such costs shall be extinguished.

War Risks	35.	(a)
The master shall not be required or bound to sign Bills of Lading for any place which in his or Owners’ reasonable opinion is dangerous or impossible for the vessel to enter or reach owing to any blockade, war, hostilities, warlike operations, civil war, civil commotion or revolutions.) acts of piracy, acts of terrorists, malicious damage by any person, body, terrorist or political group.

Code word for this Charter Party
“SHELL TIME4”

Issued December 1984 amended December 2003, Version 1.1 Apr06

		(b)
if in the reasonable opinion of the master or Owners it becomes, for any of the reasons set out  in Clause 35(a) or by the operation of international law, dangerous, impossible or prohibited  for the vessel to reach or enter, or to load or discharge cargo at, any place to which the vessel  has been ordered pursuant to this charter (a "place of peril"), then Charterers or their agents  shall be immediately notified in writing or by radio messages, and Charterers shall thereupon  have the right to order the cargo, or such part of it as may be affected, to be loaded or discharged, as the case may be, at any other place within the trading limits of this charter (provided such other place is not itself a place of peril). if any place of discharge is or becomes a place of peril, and no orders have been received from Charterers or their agents  within 48 hours after dispatch of such messages, then Owners shall be at liberty to discharge the cargo or such part of it as may be affected at any place which they or the master may in their or his discretion select within the trading limits of this charter and such discharge shall be deemed to be due fulfilment of Owners' obligations under this charter so far as cargo so discharged is concerned.

		(c)
The vessel shall have liberty to comply with any directions or recommendations as to departure, arrival, routes, ports of call, stoppages, destinations, zones, waters, delivery or in any other wise whatsoever given by the government of the state under whose flag the vessel sails or any other government or local authority or by any person or body acting or purporting to act as or with the authority of any such government or local authority including any de facto government or local authority or by any person or body acting or purporting to act as or with the authority of any such government or local authority or by any committee or person having under the terms of the war risks insurance on the vessel the right to give any such directions or recommendations. if by reason of or in compliance with any such directions or recommendations anything is done or is not done, such shall not be deemed a deviation.
if by reason of or in compliance with any such direction or recommendation the vessel does not proceed to any place of discharge to which she has been ordered pursuant to this charter, the vessel may proceed to any place which the master or Owners in his or their discretion select and there discharge the cargo or such part of it as may be affected. Such discharge shall be deemed to be due fulfilment of Owners’ obligations under this charter so far as cargo so  discharged is concerned.
Charterers shall procure that all Bills of Lading issued under this charter shall contain the Chamber of Shipping War Risks Clause 1952.

Both to Blame Collision Clause	36.
If the liability for any collision in which the vessel is involved while performing this charter fails to be determined in accordance with the laws of the United States of America, the following provision shall apply:
“If the ship comes into collision with another ship as a result of the negligence of the other ship and any act, neglect or default of the master, mariner, pilot or the servants of the carrier in the navigation or in the management of the ship, the owners of the cargo carried hereunder will indemnify the carrier against ail loss, or liability to the other or non-carrying ship or her owners in so far as such loss or liability represents loss of, or damage to, or any claim whatsoever of the owners of the said cargo, paid or payable by the other or non-carrying ship or her owners to the owners of the said cargo and set off, recouped or recovered by the other or non-carrying ship or her owners as part of their  claim against the carrying ship or carrier.”
“The foregoing provisions shall also apply where the owners, operators or those in charge of any ship or ships or objects other than, or in addition to, the colliding ships or objects are at fault in respect of a collision or contact.”
Charterers shall procure that all Bills of Lading issued under this charter shall contain a provision in the foregoing terms to be applicable where the liability for any collision in which the vessel is  involved falls to be determined in accordance with the laws of the United States of America.

New Jason Clause	37.
General average contributions shall be payable according to York/Antwerp Rules, 1994, as amended from time to time, and shall be adjusted in London in accordance with English law and practice but should adjustment be made in accordance with the law and practice of the United States of America, the following position shall apply:
“In the event of accident, danger, damage or disaster before or after the commencement of the voyage, resulting from any cause whatsoever, whether due to negligence or not, for which, or for the consequence of which, the carrier is not responsible by statute, contract or otherwise, the cargo, shippers, consignees or owners of the cargo shall contribute with the carrier in general average to the payment of any sacrifices, losses or expenses of a general average nature that may be made or incurred and shall pay salvage and special charges incurred in respect of the cargo.”
“If a salving ship is owned or operated by the carrier, salvage shall be paid for as fully as if the said salving ship or ships belonged to strangers. Such deposit as the carrier or his agents may deem sufficient to cover the estimated contribution of the cargo and any salvage and special charges thereon shall, if required, be made by the cargo, shippers, consignees or owners of the cargo to the carrier before delivery.”
Charterers shall procure that all Bills of Lading issued under this charter shall contain a provision in the foregoing terms, to be applicable where adjustment of general average is made in accordance with the laws and practice of the United States of America.

Code word for this Charter Party
“SHELL TIME4”

Issued December 1984 amended December 2003, Version 1.1 Apr06

Clause Paramount	38.
Charterers shall procure that all Bills of Lading issued pursuant to this charter shall contain the following:
“(1)Subject to sub-clause (2) or (3) hereof, this Bill of Lading shall be governed by, and have  effect subject to, the rules contained in the International Convention for the Unification of Certain Rules relating to Bills of Lading signed at Brussels on 25th August 1924 (hereafter the “Hague Rules”) as amended by the Protocol signed at Brussels on 23rd February 1968 (hereafter the “Hague-Visby Rules”). Nothing contained herein shall be deemed to be either a surrender by the carrier of any of his rights or immunities or any increase of any of his responsibilities or liabilities  under the Hague-Visby Rules.”
“(2)If there is governing legislation which applies the Hague Rules compulsorily to this Bill of Lading, to the exclusion of the Hague-Visby Rules, then this Bill of Lading shall have effect subject to the Hague Rules. Nothing therein contained shall be deemed to be either a surrender by the carrier of any of his rights or immunities or an increase of any of his responsibilities or liabilities under the Hague Rules.”
(3) If there is governing legislation which applies the United Nations Convention on the Carriage of Goods by Sea 1978 (hereafter the Hamburg Rules) compulsorily to this Bill of Lading, to the  exclusion of the Hague-Visby Rules, then this Bill of Lading shall have effect subject to the Hamburg Rules. Nothing therein contained shall be deemed to be either a surrender by the carrier of any of his  rights or immunities or an increase of any of his responsibilities or liabilities under the Hamburg Rules.”
“(4)If any term of this Bill of Lading is repugnant to the Hague-Visby Rules, or Hague Rules, or Hamburg Rules, as applicable, such term shall be void to that extent but no further.”
“(5)Nothing in this Bill of Lading shall be construed as in any way restricting, excluding or  waiving the right of any relevant party or person to limit his liability under any available legislation and/or law.”

Insurance/ITOPF	39.	Owners warrant that the vessel is now, and will, throughout the duration of the charter:
		(a)	be owned or demise chartered by a member of the international Tanker Owners Pollution Federation Limited;
		(b)	be properly entered in _____ P&I Clubs; (Owners to confirm P&I Club latest one month prior to delivery of the vessel)
		(c)
have in place insurance cover for oil pollution for the maximum on offer through the International Group of P&I Clubs but always a minimum of United States Dollars 1,000,000,000 (one thousand million);

		(d)
have in full force and effect Hull and Machinery insurance placed through reputable brokers on institute Time Clauses or equivalent for the value of United States Dollars _______________ as from time to time may be amended with Charterers approval, which shall not be unreasonably withheld. (Owners to advise H+M value latest one month prior to delivery of the vessel)

		Owners will provide, within a reasonable time following a request from Charterers to do so, documented evidence of compliance with the warranties given in this Clause 39.
Export Restrictions	40.
The master shall not be required or bound to sign Bills of Lading for the carriage of cargo to any place to which export of such cargo is prohibited under the laws, rules or regulations of the country in which the cargo was produced and/or shipped.
Charterers shall procure that all Bills of Lading issued under this charter shall contain the following clause;
“If any laws rules or regulations applied by the government of the country in which the cargo was produced and/or shipped, or any relevant agency thereof, impose a prohibition on export of the cargo to the place of discharge designated in or ordered under this Bill of Lading, carriers shall be entitled to require cargo owners forthwith to nominate an alternative discharge place for the discharge of the cargo, or such part of it as may be affected, which alternative place shall not be subject to the prohibition, and carriers shall be entitled to accept orders from cargo owners to proceed to and discharge at such alternative place. If cargo owners fall to nominate an alternative place within 72 hours after they or their agents have received from carriers notice of such prohibition, carriers shall be at liberty to discharge the cargo or such part of it as may be affected by the prohibition at any safe place on which they or the master may in their or his absolute discretion decide and which is not subject to the prohibition, and such discharge shall constitute due performance of the contract contained in this Bill of Lading so far as the cargo so discharged is concerned”.
The foregoing provision shall apply mutatis mutandis to this charter, the references to a Bill of Lading being deemed to be references to this charter.

Business Principles	41.
Owners will co-operate with Charterers to ensure that the Business Principles, as amended from time to time, of the Royal Dutch/Shell Group of Companies, which are posted on the Shell Worldwide Web (www.Shell.com), are compiled with.

Drugs and Alcohol	42.
(a) Owners warrant that they have in force an active policy covering the vessel which meets or exceeds the standards set out in the “Guidelines for the Control of Drugs and Alcohol On Board Ship” as published by the Oil Companies international Marine Forum (OCIMF) dated

January 1990 (or any subsequent modification, version, or variation of these guidelines) and that this policy will remain in force throughout the charter period, and Owners will exercise due diligence to ensure the policy is complied with.
(b) Owners warrant that the current policy concerning drugs and alcohol on board is acceptable to ExxonMobil and will remain so throughout the charter period.

Oil Major Acceptability	43.
~~If, at any time during the charter period, the vessel becomes unacceptable to any Oil Major, Charterers shall have the right to terminate the charter.~~  See Additional Clause 21 – SIRE/CDI Inspection/Approvals

Pollution and Emergency Response	44.
Owners are to advise Charterers of organisational details and names of Owners personnel together with their relevant telephone/facsimile/e-mail/telex numbers, including the names and contact details of Qualified individuals for OPA 90 response, who may be contacted on a 24 hour basis in the event of oil spills or emergencies.

ISPS Code/US MTSA 2002	45.	(a)	(i)
From the date of coming into force of the International Code for the Security of Ships and of Port Facilities and the relevant amendments to Chapter XI of SOLAS (ISPS Code) and the US Maritime Transportation Security Act 2002 (MTSA) in relation to the Vessel and thereafter during the currency of this charter, Owners shall procure that both the Vessel and “the Company” (as defined by the ISPS Code) and the owner(as defined by the MTSA) shall comply with the requirements of the ISPS Code relating to the Vessel and “the Company’ and the requirements of MTSA relating to the vessel and the owner. Upon request Owners shall provide documentary evidence of compliance  with this Clause 45(a) (1).

			(ii)
Except as otherwise provided in this charter, loss, damage, expense or delay, caused by ‘failure on the part of Owners or “the Company's/owner to comply with the  requirements of the ISPS Code/MTSA or this Clause shall be for Owners’ account.

		(b)	(i)
Charterers shall provide Owners/Master with their full style contact details and shall  ensure that the contact details of all sub-charterers are likewise provided to Owners/Master. Furthermore, Charterers shall ensure that all sub-charter parties they  enter into during the period of this charter contain the following provision:
“The Charterers shall provide the Owners with their full style contact details and, where sub-letting is permitted under the terms of the charter party, shall ensure that the  contact details of all sub-charterers are likewise provided to the Owners”.

			(ii)	Except as otherwise provided in this charter, loss, damage, expense or delay, caused by failure on the part of Charterers to comply with this sub-Clause 46(b) shall be for Charterers’ account.
		(c)
Notwithstanding anything else contained in this charter costs or expenses related to security regulations or measures required by the port facility of any relevant authority in accordance with the 1SPS Code/MTSA including, but not limited to, security guards, launch services, tug escorts, port security fees or taxes and inspections, shall be for Charterers’ account, unless such costs or expenses result solely from Owners’ negligence in which case such costs or expenses shall be for Owners account. All measures required by Owners to comply with the security plan required by the ISPS Code/MTSA shall be for Owners’ account.

		(d)	Notwithstanding any other provision of this charter, the vessel shalt not be off-hire where there is a loss of time caused by Charterers failure to comply with the ISPS Code/MTSA(when in force ).
		(e)	If either party makes any payment which is for the other party’s account according to this Clause, the other party shall indemnify the paying party.
Law and Litigation	46.	(a)	This charter shall be construed and the relations between the parties determined in accordance with the laws of England.
		(b)
All disputes arising out of this charter shall be referred to Arbitration in London in accordance with the Arbitration Act 1996 (or any re-enactment or modification thereof for the time being in force) subject to the following appointment procedure:

			(i)	The parties shall jointly appoint a sole arbitrator not later than 28 days after service of a request in writing by either party to do so.
			(ii)
If the parties are unable or unwilling to agree the appointment of a sole arbitrator in accordance with (i) then each party shall appoint one arbitrator, in any event not later than 14 days after receipt of a further request in writing by either party to do so. The two arbitrators so appointed shall appoint a third arbitrator before any substantive hearing or forthwith if they cannot agree on a matter relating to the arbitration.

			(iii)
If a party fails to appoint an arbitrator within the time specified in (ii) (the Party in Default), the party who has duly appointed his arbitrator shall give notice in writing to the Party in Default that he proposes to appoint his arbitrator to act as sole arbitrator.

			(iv)
If the Party in Default does not within 7 days of the notice given pursuant to (iii) make The required appointment arid notify the other party that he has done so the other party may appoint his arbitrator as sole arbitrator whose award shall be binding on both parties as if he had been so appointed by agreement.

			(v)	Any Award of the arbitrator(s) shall be final and binding and not subject to appeal.

		(vi)	For the purposes of this clause 46(b)any requests or notices in writing shall be sent by fax, e-mail or telex and shell be deemed received on the day of transmission.
(c)
It shall be a condition precedent to the right of any party to a stay of any legal proceedings in which maritime property has been, or may be, arrested in connection with a dispute under this charter, that that party furnishes to the other party security to which that other party would have been entitled in such legal proceedings in the absence of a stay.

Confidentiality	47.
All terms and conditions of this charter arrangement shall be kept private and confidential save to the extent either party is obliged to disclose the terms of this charter arrangement by a court of competent jurisdiction, government department or agency thereof or any regulatory body having jurisdiction. In addition, either party is entitled to disclose the terms of this charter (including the outcome of any arbitration proceedings relating thereto) to its professional advisers as well as to the Owner’s guarantor.

Construction	48.	The side headings have been included in this charter for convenience of reference and shall in no way affect the construction hereof.
		Appendix A:	~~OCIMF Vessel Particulars Questionaire~~ Gas Form C and Q88 for the vessel, as attached, shall be incorporated herein. (Owners to provide when produced)

		Appendix B:	Shell Safety and Environmental Monthly Reporting Template, as attached, shall be incorporated herein.

		Appendix C:	Deed of Quiet Enjoyment, as attached, shall be incorporated herein.

Appendix D:
Shipbuilding Contract and Technical Specifications for Hull No. S881, between VLGC ALPHA Owning Ltd and Hyundai Samho Heavy Industries Co. Ltd, dated 10th September 2015, with commercial terms blacked out of Shipbuilding Contract, shall be deemed incorporated herein and shall be made available by Owner upon request.

		Appendix E:	Guarantee of TCP obligations, as attached, shall be incorporated herein.

Additional Clauses:		As attached, Additional Clauses 1-47 shall be incorporated herein.

SIGNED FOR OWNERS /s/ Nicolas Tirogalas	SIGNED FOR CHARTERERS /s/ Stephen Thomas Forsyth
FULL NAME NICOLAS TIROGALAS	FULL NAME STEPHEN THOMAS FORSYTH
POSITION Attorney-in-fact	POSITION Regionals Team Leader

Appendix B
SHELLTIME4

Shall Safety and Environmental Monthly Reporting Template	Return to: Shell Trading HSE & Shipping Standards Charterers marked for the attention of: OTS/43
	Fax:	+44(0)20 7934 7472
	Phone:	+44(0)20 7934 8079
Emails: STASCOHSEData@shell.com

Time Chartered Vessel Name
Management Company
Month

OIL SPILLS INCIDENTS (Any amount entering the water) Approximate volume in barrels and brief details
ANY OTHER INCIDENTS resulting in or having potential for injury, damage or loss
FOR DEFINITIONS OF INCIDENT CLASSIFICATION AND EXPOSURE HOURS PLEASE SEE OIL COMPANIES INTERNATIONAL MARINE FORUM (OCIMF) BOOKLET ·”Marine Injury Reporting Guidelines” (February 1997) or any subsequent version, amendment, or variation to them

A. No. Of Crew:
B. Days in month / period:
EXPOSURE HOURS (A x B x 24):

LOST TIME INJURIES (LTI’S) Including brief details/any treatments

TOTAL RECORDABLE CASE INJURIES (TRC’S) including brief details/any treatments

PLEASE CONFIRM YOUR RETURN CONTACT DETAILS:
Name:
Phone:
Fax:
Email:

Return for each calendar month - by 10th of following month.

Appendix B
SHELLTIME4

Shall Safety and Environmental Monthly Reporting Template	Return to: Shell Trading HSE & Shipping Standards Charterers marked for the attention of: OTS/43
Fax: +44(0)20 7934 7472
Phone: +44(0)20 7934 8079
Emails: STASCOHSEData@shell.com

Time Chartered Vessel Name
Management Company
Month

Notes:	Please enter zero i.e. “0” where any amount is nil (rather than entering “NII· or N/A”)
Please do not enter a % sign in the entry boxes for Fuel Sulphur content i.e. if it is 3% then just enter “3”.
Cargo loaded for LNG vessels should also be reported as tonnes and not as m3.
If not possible to measure your refrigerants accurately by weighing, please use best estimate

Monthly Consumption - Fuel Oil mt
Sulphur content of Fuel Oil (percentage weight)
Monthly Consumption - Diesel and/or Gas Oil mt
Monthly Consumption (LNG ships only) - Fuel Gases mt

Monthly Distance Steamed
Monthly Cargo Loaded - mt

Halon Release - (ltrS)
Refrigerant Gas - Type
Refrigerant Gas - ROB carried fwd from end last month (kgs)
Refrigerant Gas - Received (kgs)
Refrigerant Gas Consumption - (kgs)
Refrigerant Gas- ROB and of this month (kgs)

Garbage Disposal m3 -At Sea
Garbage Disposal m3 - Incinerated on Board
Garbage Disposal m3 - Sant Ashore

OIL SPILL INCIDENTS (Other than those entering the water) Approx. volume & brief details

Return for each calendar month - by 10th of following month

DATED 2015

[NAME OF OWNER]
-and-
[NAME OF CHARTERER]
-and-
[NAME OF BANK]

DEED OF QUIET ENJOYMENT m.v. “[ ]”

DEED OF QUIET ENJOYMENT
Dated:                            2015
BETWEEN:-
(1)	[NAME OF OWNER], a company incorporated according to the law of [ ] whose [registered office] [principal place of business] is at [ ] (“the Owner”); and
(2)	[NAME OF CHARTERER], a company incorporated according to the law of [ ] whose [registered office] [principal place of business] is at [ ] (“the Charterer”); and
(3)	[NAME OF· BANK] acting through its office at [[ ] (“the Bank”).
WHEREAS:-
(A)	The Owner is the sole registered owner of the [ ][1] flag vessel “[ ]” (“the Vessel”).
(B)
By a [time charterparty dated [                     ]  made between the Owner and the Charterer ) (the “Charter”) the Owner has agreed to let and the Charterer has agreed to charter the Vessel on the terms and conditions contained therein.

(C)
The Bank has agreed to lend to the Owner an amount not exceeding [                     ]  Dollars ($[                ]) (“the Loan”) on the terms and subject to the conditions set out in a Loan Agreement dated                          20[   made between the Owner and the Bank (“the Loan Agreement”).

(D)
Pursuant to the Loan Agreement, and as a condition precedent to the obligation of the Bank to make the Loan available to the Owner, the Owner has executed and delivered in favour of the Bank a [first preferred mortgage (the “Mortgage”)][first priority statutory mortgage] on the Vessel [together with a collateral Deed of Covenants (together “the Mortgage”)], [which bears the same date as this Deed] [dated [                   ].

[1] Insert country of vessel’s registration.

(D)
Pursuant to clause [         ] of the Charter the Owner has agreed to procure that the Bank enter into this Deed for the purpose of granting to the Charterer the right of quiet enjoyment in relation to the Vessel contemplated by clause [       ] of the Charter.

THIS DEED WITNESSES as follows:-
1. Definitions and Interpretation
1.1	In this Deed:-
“the Charter” means the charterparty referred to in Recital (B);
“the Charter Period” means the period commencing on the date of the Charter and ending on the date when the Vessel is no longer in the service of the Charterer pursuant to the Charter (whether or not off hire);
“Event of Default” shall have meaning given to it in the Loan Agreement;
“Indebtedness” means the Loan, interest thereon and all other sums due and payable by the Owner to the Bank under the Loan Agreement and the Security Documents. as defined therein;
“Security Documents” means (insert definition from Loan Agreement, with appropriate amendments if necessary];
1.2	Interpretation
In this Deed:-
(a)	words denoting the plural number include the singular and vice versa;
(b)	words denoting persons include corporations, partnerships, associations of persons (whether incorporated or not) or governmental or quasi-governmental bodies or authorities and vice versa;
(c)	references to Recitals, Clauses and the Appendix are references to recitals and clauses of: and the appendix to, this Deed;
(d)	references to this Deed include the Recitals and the Appendix;

(e)	the headings and contents page(s) are for the purpose of reference only, have no legal or other significance, and shall be ignored in the interpretation of this Deed;
(f)
references to any document (including. without limitation, to the Loan Agreement and the Charter) are, unless the context otherwise requires, references to that document as amended, supplemented, novated or replaced from time to time;

(g)	references to statutes or provisions of statutes are references to those statutes, or those provisions, as from time to time amended, replaced or re-enacted;
(h)	references to the Charterer include its successors, transferees and assignees; and
(i)	references to times of day are to London time.
2.   Representations and Warranties
Each of the parties to this Deed represents and warrants to the others that:-
2.1
it is a body corporate, duly constituted and existing and (where applicable) in good standing under the law of its country of incorporation, with perpetual corporate existence and the power to sue and be sued, to own its assets and to carry on its business;

2.2
it is not insolvent or in liquidation or administration or subject to any other insolvency procedure, and no receiver, administrative receiver, administrator, liquidator, trustee or analogous officer has been appointed in respect of it or of all or any part of its assets;

2.3	this Deed when duly executed and delivered will constitute its legal, valid and binding obligations enforceable in accordance with its terms; and
2.4	the execution, delivery and performance of this Deed will not contravene any contractual restriction or any law binding on it.

3.   Acknowledgement
The Charterer by its execution of this Deed acknowledges (i) that it is aware that the Vessel is mortgaged to the Bank pursuant to the Mortgage; and (ii) notice of assignment to the Bank of the Owner’s benefits under the Charter. Until the Bank gives written notice to the Charterer otherwise, subject to any express provision of this Deed to the contrary, the Charterer shall be entitled to deal with the Owner in relation to all matters arising under the Charter as if the Security Documents had not been entered into. For avoidance of doubt, the Charterer is not a party to and is not bound by the provisions of any Security Document other than this Deed, as the Owner and the Bank hereby acknowledge.
4.   Quiet Enjoyment
4.1
In consideration of the covenants on the part of the Charterer contained in this Deed, the Bank irrevocably and unconditionally undertakes that, irrespective of any breach or default by the Owner, or any insolvency of the Owner, or any other circumstance which might otherwise allow the Bank or anyone claiming under or through the Bank to arrest or take possession or control of the Vessel, neither the Bank nor anyone claiming under or through the Bank shall:-

(a)	interfere with or otherwise disturb in any way the Charterer’s quiet, peaceful and continuing use, possession and employment of the Vessel under the Charter; nor
(b)	do or cause to be done any act which might deprive the Charterer of the full quiet and unfettered use, possession and employment of the Vessel under the Charter; nor
(c)	do or cause to be done any act which might otherwise adversely affect the Charterer’s rights including all terms and conditions under the Charter; nor
(d)
without limitation, take any steps to wind up, liquidate or place in administration or receivership the Owner or commence or continue any analogous proceedings in any jurisdiction in respect of the Owner.

4.2	The Bank further undertakes not to exercise any rights it may have against the Vessel or in connection with the Charter if an Event of Default occurs except as provided by Clause 4.3.

4.3
Upon the occurrence of an Event of Default, the Bank shall promptly notify the Charterer in writing that an Event of Default has occurred which, but for Clause 4.1, would entitle the Bank to take possession of and/or to sell the Vessel and/or to exercise any right of foreclosure pursuant to the Mortgage. For a period of thirty (30) days after service of such notice by the Bank, the Bank and the Charterer will consult on the identity of a new owner and the Charterer will, at the request and expense of the Bank, co-operate with the Bank in order to effect a transfer of ownership of the Vessel to a company nominated by the Bank and acceptable to the Charterer in its absolute discretion provided that:-

(a)	the new owner and the Bank enter into Deed of Quiet Enjoyment with the Charterer in materially identical terms to this Deed; and
(b)	the new owner assumes all the rights and obligations of the Owner under the Charter.
5.   Covenants
The Charterer covenants with the Bank:-
(a)
that it will not cancel rescind, terminate or repudiate the Charter or request withdrawal of the Vessel from service under the Charter, without giving the Bank prior written notice and a period of at least 10 days to remedy any breach entitling the Charterer to cancel, rescind, terminate or repudiate the Charter, it being understood and agreed that this Clause shall not apply to any termination of the Charter that shall occur by operation of law without action by either the Owner or the Charterer; and

(b)	that it will not without the prior written consent of the Bank (which consent shall not be unreasonably withheld or delayed) agree to any material amendment to or variation of the Charter.
6.   Notices
Every notice, request, demand or other communication under this Deed shall:-
(a)	be in writing delivered personally or by first-class prepaid letter (airmail if available) or facsimile transmission;

(b)
be deemed to have been received, subject as otherwise provided in this Deed, in the case of a letter, when delivered personally or three (3) days after it has been put in the post and, in the case of a facsimile transmission or other means of telecommunication in permanent written form at the time of despatch provided that if the date of despatch is not a business day in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day; and be sent;

if to be sent to the Owner, to it at

[

]

Fax:	[	]
Attention:	[	]

if to be sent to the Charterer, to it at

[

]

Fax:	[	]
Attention:	[	]

if to be sent to the Bank, to it at

[

]

Fax:	[	]
Attention:	[	]

or to such other address or numbers as is notified by one party to the other party under this Deed.

7. Law and Jurisdiction
7.1
This Deed and any Dispute arising out of or in connection with it or its subject matter or formation, including without limitation non-contractual disputes or claims,. will be exclusively governed by, and construed in accordance with, the laws of England and Wales excluding conflict of law rules and choice of law principles that would deem otherwise. Except insofar as otherwise specifically stated in this Deed, each of the Bank, the Owner and the Charterer retains all rights and remedies, both under the Deed and at law, which it may have against the others.

7.2
Any dispute, controversy or claim arising out of or in connection with this Deed or its subject matter or formation, whether in tort, contract, under statute or. otherwise, including any question regarding its existence, validity, interpretation, breach or termination, and including any non-contractual claim (a “Dispute”), shall be finally and exclusively resolved by arbitration under the arbitration rules of the LCIA (the “Rules”), which Rules are deemed to be incorporated by reference into this Deed.

7.3	The arbitral tribunal (the ‘‘Tribunal”) shall consist of three arbitrators, to be appointed in accordance with the Rules.
7.4	The seat of the arbitration shall be London, England.
7.5	The language of the arbitration shall be English.
7.6	The appointing authority shall be the London Court of International Arbitration (the “LCIA’’)].
7.7	Any award rendered by the Tribunal shall be made in writing and shall be final and binding on the parties. The parties undertake to carry out the award without delay.
7.8
All aspects of the arbitration shall be confidential. Save to the extent required by law or pursuant to any proceedings to enforce or challenge an award, no aspect of the proceedings, documentation, or any (partial or final) award or order or any other matter connected with the arbitration shall be disclosed to any other person by either party or its counsel, agents, corporate parents, affiliates or subsidiaries without the prior written consent of the other parties,
8.   Miscellaneous
8.1	In the event of there being any conflict between the Charter and this Deed, the Charter shall prevail.
8.2	This Deed may be executed in any number of counterparts each of which shall be original but which shall together constitute the same instrument.
8.3	No variation or amendment of this Deed shall be valid unless in writing and signed on behalf of the Owner, the Charterer and the Bank.
8.4	The provisions of this Deed (other than those contained in this Clause 7.4) shall have no effect until this Deed has been dated.
8.5	Notwithstanding the provisions of the Contracts (Rights of Third Parties) Act 1999, no term of this Deed is enforceable by a person who is not a party to it
IN WITNESS of which this Deed has been duly executed and delivered the day and year first before written.

SIGNED and DELIVERED	)
as a deed by	)
the duly authorised	)
attorney for and on behalf of	)
[NAME OF OWNER]	)
in the presence of:-)

SIGNED and DELIVERED	)
as a deed by	) Stephen Thomas Forsyth
the duly authorised	) Regional Team Leader
attorney for and on behalf of	) /s/ Stephen Thomas Forsyth
[NAME OF CHARTERER]	)
in the presence of:-	) Ricky Botley
) /s/ Ricky Botley

SIGNED and DELIVERED	)
as a deed by	)
the duly authorised	)
attorney for and on behalf of	)
[NAME OF BANK]	)
in the presence of:-)

Shell International Trading and Shipping Company Limited
80 Strand
London WC2R OZA
United Kingdom

Dear Sirs,

Re: Affiliate Company Guarantee for Time Charter for Hull no, S881 dated 15th September 2015 (the “Guarantee”)

We refer to the Time Charter dated 15th September 2015 entered into between our affiliated company VLGC Alpha Owning Ltd. (the “Owners”) and Shell International Trading and Shipping Company Limited (“Charterers’’) (the “Time Charter’’).

References in this Guarantee to the Charter shall mean the Time Charter and entered into between the Owners and Charterers or any of them and shall extend to include the same as may be varied, supplemented, renewed or replaced from time to time. References in this Guarantee to “you” shall mean Charterers.

1.
In consideration of your entering into the Charter and for other good: and valuable consideration the receipt and the sufficiency of which we hereby acknowledge, we hereby irrevocably and unconditionally, subject as provided in this Guarantee:

(a)	Guarantee (as primary obliger and not merely as surety) to you:
(i)	the due and punctual performance and observance by the Owners of all the terms and conditions of the Charter and of all their obligations under or pursuant to the Charter; and
ii)
the payment and discharge of all monies whatsoever which may from time to time fall due to be paid by the Owners under or pursuant to the Charter (including, without limitation, any amount due and payable by way of damages for breach of any of the terms and conditions of the Charter).

and
(b)	undertake that:
(i)	if and whenever the Owners default in the due and punctual performance of any of its obligations under the Charter, we shall on your demand, cause the performance of such obligations; and
(ii)
if and whenever the Owners fail to pay on the due date any sum whatsoever due and payable under or pursuant to the Charter we shall pay such sum on demand by you in the currency that it falls due under the Charter.

2.
As a separate and independent stipulation we, as primary obligor and not as surety only, hereby irrevocably and unconditionally agree to indemnify you on demand and keep you indemnified against all costs, charges, expenses, claims, liabilities, losses, duties and fees (including, but not limited to, legal fees and expenses on a full indemnity basis) and taxes thereon suffered or incurred by you:

(a)	as a result of any breach or non performance of, or non-compliance by the Owners with the Owners’ obligations under or pursuant to the Charter; or
(b)
as a result of any such obligations being or becoming void, voidable or unenforceable, whether by reason of any legal limitation, disability or incapacity on · or of the Owners, lack of or exceeding of powers, ineffectiveness of execution or any other fact or circumstance whatsoever whether known to you or us or not, provided however, that that our liability under this paragraph 2(b) shall not exceed the amount for which the Owners would have been liable to you had the Owners’ obligations not been or become void, voidable or unenforceable

3.	This Guarantee:
(a)	shall be;
(i)
a continuing security for the performance by the Owners of all their obligations, actual or contingent, under the Charter and the payment in accordance with and subject to the provisions of this Guarantee of all monies and liabilities whatsoever from time to time owing (whether actually or contingently) by the Owners to you under the Charter;

(ii)	shall remain in effect until all such obligations have been discharged in full; and
(iii)	shall not be satisfied by any partial performance of such obligations;
(b)	shall be in addition to, and shall not be prejudiced or affected by, any other security for the obligations of the Owners which may be from time to time held by you;
(c)	shall not be reduced, discharged or otherwise prejudiced by:
(i)	any extension of time, renewal, settlement, compromise, waiver or release under or in relation to the Charter;
(ii)	any variation, release, exchange, failure to perfect or invalidity of any right or security for any of the Owners’ obligations and liabilities under or in relation to the Charter;
(iii)	any variation, release, exchange, failure to perfect or invalidity of any right or security for any of the Owners’ obligations and liabilities under or in relation to the Charter;

(iv)
any invalidity or unenforceability of the Owners obligations and liabilities under the Charter caused by illegality due to change in Jaw or Owners’ failure to comply with its company constitution or law of the place of its incorporation; or

(v)	any insolvency. winding up, or other proceedings for protection from its creditors and any change in the constitution, control, ownership, name or style of the Owners.
4.
We hereby irrevocably waive any rights to which we may be entitled as surety or which may otherwise be inconsistent with our obligations under this Guarantee, including. without limitation, any right to require that you first enforce any other security held by you or claim payment from the Owners or any other person, before making any claim under this Guarantee.

5.
Notwithstanding the provisions hereinabove, in the event that within fourteen (14) days from the date of your demand referred to above, we receive notification from you or the Owners accompanied by written confirmation to the effect that your claim for payment under the Charter has been disputed and referred to arbitration in accordance with the provisions of the Charter, we shall under this Guarantee, pay to you the sum adjudged to be due to you by the Owners pursuant to the award made under such arbitration immediately upon receipt from you of a demand for the sums so adjudged and a copy of the award.

6.	We agree that you may set off against any amount due and payable by you to us any amount due and payable by us under or in connection with this Guarantee.
Until the guaranteed obligations have been unconditionally discharged in full, we shall not exercise or take any right or security against or from the Owners under or in connection with the guaranteed obligations. We declare that all our rights and assets received or held by us as a result of or in connection with any such right or security are to be held on trust for you for application in or towards the discharge of our liabilities under this Guarantee.
We shall not direct the appropriation of any moneys paid to you under this Guarantee and you may place any such moneys to the credit of a suspense account to enable you to prove for each payment now or at any time owing or payable by the Owners under or in connection with the Charter.
7.
Any release, settlement or discharge granted to us in relation to any of the guarantee obligations shall be conditional on no right, security, disposition or payment to you by the Owners or any other person being avoided, set aside or ordered to be refunded for any reason. If any such right, security, disposition or payment is so avoided, set aside or ordered to be refunded you may enforce this Guarantee as if such release, settlement or discharge had not occurred and such right, security, disposition or payment had not been made.

8.
Cardiff LNG Ships Ltd. is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power to execute, deliver and perform this Guarantee.

The execution, delivery and performance of this Guarantee has been and remains duly authorized by all necessary corporate action and does not contravene any provision of law or our constitutional documents or any contractual restriction binding on us or our assets.
This Guarantee constitutes the legal, valid and binding obligation of Cardiff LNG Ships Ltd. enforceable against us in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditor’s rights and to general equity principles.
9.
We agree that all amounts payable under this Guarantee shall be paid without set off or counterclaim and free and clear of any deduction or withholding whatsoever, save only as may be required by law to which the Guarantor is subject. If any deduction or withholding is required by law to be made from any payment under this Guarantee the amount of the payment to be made by the Guarantor shall be increased so that you receive and are entitled to retain a net sum equal to that which you would have been entitled to receive and retain had no such deduction or withholding been required or made.

10.	We shall pay to you on demand
11.
interest to accrue daily at the rate of LIBOR plus three per cent. per annum (payable after as well as before judgement) on all sums due and payable and unpaid in relation to the guaranteed obligations, This Guarantee shall enure for the benefit of you and your respective successors and assigns, including, without limitation, any other party to whom the Charter or any part thereof may be transferred in accordance with its terms.

12.	Every notice, request, demand or other communication under this Guarantee shall:
(a)	be in writing delivered personally or by first-class prepaid letter (airmail if available) or facsimile transmission or email;
(b)
be deemed to have been received, subject as otherwise provided in this Guarantee, in the case of a letter, when delivered personally or seven (7) days after it has been put in the post and, in the case of a facsimile transmission at the time of transmission and in the case of e-mail, only when actually received in readable form provided that in all cases if the date of deemed receipt is not a business day in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day; and

(c)	be sent:
(i)   if to be sent to us:
Cardiff LNG Ships Ltd.
c/o TMS Cardiff Gas Ltd.
Athens Shipmanagement Office
80 Kifissias Avenue
15125 Amaroussion
Greece

Fax: +30 210 80 90 405
Email: gkourelis@tms-cardiffgas.com
Attention: George Kourelis

(ii)   if to be sent to Charterers:
Shell International Trading and Shipping Company Limited

Fax:+44 207 546 7714
Email: d.slimmon@shell.com
Attention: Debbie Slimmon

or to such other address as is notified by one party to the other party under this Guarantee.
13.
A person who is not a party to this Guarantee may not enforce, or otherwise have the benefit of, any provision of this Guarantee under the Contracts (Rights of Third Parties) Act 1999 and, without limitation, no consent of any such person shall be required for the rescission or amendment of this Guarantee, but this does not affect any right or remedy of a third party which exists or is available apart from that Act,

14.
(a)
The terms of this Guarantee and any Dispute arising out of or in connection with it or its subject matter or formation, including without limitation non contractual disputes or claims, will be exclusively governed by, and construed in accordance with, the laws of England and Wales excluding conflict of law rules and choice of law principles that would deem otherwise. Except insofar as otherwise specifically stated in this Guarantee, each party retains all rights and remedies, both under the Guarantee and at law, which it may have against the other.

(b)
Any dispute, controversy or claim arising out of or in connection with this Guarantee or its subject matter or formation, whether in tort, contract, under statute or otherwise, including any question regarding its existence, validity, interpretation, breach or termination, and including any non-contractual claim (a “Dispute’’), shall be finally and exclusively resolved by arbitration under the arbitration rules of the LCIA (the “Rules’’), which Rules are deemed to be incorporated by reference into this Guarantee.

(c)	The arbitral tribunal (the “Tribunal”) shall consist of three arbitrators, to be appointed in accordance with the Rules.
(d)	The seat of the arbitration shall be London, England.
(e)	The language of the arbitration shall be English.
(f)	The appointing authority shall be the London Court of International Arbitration (the “LCIA”).

(g)	Any award rendered by the Tribunal shall be made in writing and shall be final and binding on the parties. The parties undertake to carry out the award without delay.
(h)
All aspects of the arbitration shall be confidential. Save to the extent required by law or pursuant to any proceedings to enforce or challenge an award, no aspect of the proceedings, documentation, or any (partial or final) award or order or any other matter connected with the arbitration shall be disclosed to any other person by either party or its counsel, agents, corporate parents, affiliates or subsidiaries without the prior written consent of the other parityThe parties shall jointly appoint a sole arbitrator not later than 28 days after service of a request in writing by either party to do so.

(i)
It shall be a condition precedent to the right of any party to a stay of any legal proceedings in which maritime property has been, or may be, arrested in connection with a dispute under this Guarantee, that that party furnishes to the other party security to which that other party would have been entitled in such legal proceedings in the absence of a stay.

EXECUTED as a Deed
By:	By:

[please add name(s) and title(s) of authorised signatory(ies)]
For and on behalf of Cardiff LNG Ships Ltd
being a person/persons acting under the authority of Cardiff LNG Ships Ltd.
under the laws of the Republic of the Marshall Islands.

Project Seahorse - Cardiff Gas / Shell
Hull No S881
TCP date 15th September 2015
Additional Terms

1.  Bunker Emissions
i.(a) Should Charterers trade the Vessel into a SOx Emission Control Area (“SECA”) as defined in Annex VI of the International Convention for the Prevention of Pollution from Ships (“MARPOL”), or into a Member State of the EU following the entry into force of EU Directive 2005/33/EC of 6th July 2005 (the “Directive”), then the Charterers shall supply fuels: (i) of such specifications and grades that will comply with the maximum sulphur content requirements of the SECA or Directive as applicable, except that in the case of the Directive the Charterers shall only be obliged to supply compliant gasoil; and in the case of the SECA (ii) from bunker suppliers who comply with Regulations 14 and 18 of MARPOL Annex VI, including the Guidelines in respect of sampling and the provision of bunker delivery notes.

(b) Owners warrant, in the event the vessel trades in a SECA, or into a Member State of the EU following the entry into force of the Directive, that the Vessel: (I) complies with Regulation 14 and 18 of MARPOL Annex VI and with the requirements of the SECA or the Directive as applicable; (II) is able to consume fuels of the required sulphur content when ordered by the Charterers to trade within the SECA or in a Member State of the “EU in which the Directive applies; and (III) will provide segregated storage for this fuel. Subject to having supplied the Vessel with fuels in accordance with this clause, the Charterers shall not be liable for any loss, delay, fines, costs or expenses arising or resulting from the Vessel’s non-compliance with Regulations 14 and 18 of MARPOL Annex VI or the Directive.

2.  Marine Letter of Indemnity

Further to this charter the vessel may be required to carry out other such cargo operations as Charterers may reasonably require, including but not limited to one or more of the following and always provided that the vessel is capable of such operations.

i)	to commingle different grades of cargo providing such grades fall within the cargo description set out in this charter,
ii)	to breach vessel’s natural segregation,
iii)	to dope the cargo with additive supplied by Charterers (see Additional Clause 36 - Cargo Stenching)
*These operations shall be carried out or supervised by an inspector appointed by the Charterers.

Upon receipt of Charterers’ written instructions in respect of the foregoing a Letter of Indemnity in the following form will be deemed to have been provided by Charterers.

In consideration of Owners complying with Charterers’ above request, Charterers hereby agree as follows:

Project Seahorse - Cardiff Gas / Shell
Hull No S881
TCP date 15th September 2015
Additional Terms

1.
To indemnify Owners, Owners servants and agents and to hold all of them harmless in respect of any liability, loss, damage or expense of whatsoever nature and which they may sustain in connection with complying with Charterers’ request including loss or damage caused by an inspector appointed by Charterers, except to the extent that such liability, loss, damage or expense could have been avoided by the exercise of due diligence by Owners.

2.
In the event of any proceedings being commenced against Owners or any of Owner’s servants or agents in connection with complying with Charterers request as aforesaid, to provide them on demand with sufficient funds to defend the same, provided however that Charterers shall be consulted in the preparation of defence of any such proceedings.

3.
If in connection with complying with Charterers’ request as aforesaid, the ship, or any other ship or property in the same or associated ownership, management or control, should be arrested or detained or should the arrest or detention thereof be threatened, or should there be any interference in the use or trading of the vessel (whether by virtue of a caveat being entered on the ship’s registry or otherwise howsoever), to provide on demand such bail or other security as may be required to prevent such arrest or detention or to secure the release of such ship or property or to remove such interference and to indemnify Owners in respect of any liability, loss, damage or expense caused by such arrest or detention or threatened arrest or detention or such interference, whether or not such arrest or detention or threatened arrest or detention or such interference may be justified subject to Charterers’ involvement in any negotiations in the provision of such bail or security.

4.
The liability of each and every person under this indemnity shall be joint and several and shall not be conditional upon Owners proceeding first against any person, whether or not such person is party to or liable under this indemnity.

5.
This indemnity shall be limited in value to 200% of the CIF value of the total cargo on board and shall terminate at 24.00 hours on the day 36 calendar months after the date of discharge unless before that time Charterers have received from Owners written notice of a claim pursuant to this indemnity.

6.
This indemnity shall be governed by and construed in accordance with English law and each and any dispute arising out of or in connection with this indemnity shall be subject to the jurisdiction of the High Court of Justice of England.

3.  Piracy

Sub-Clause (1):

Project Seahorse - Cardiff Gas / Shell
Hull No S881
TCP date 15th September 2015
Additional Terms

If the vessel proceeds to or through an area in which there is a current risk of piracy, verified by a competent international authority, Owners will at all times adhere to the latest version of Best Management Practices (including with respect to routing) (“BMP”), and Owners shall be entitled:
(a)	to take reasonable preventative measures to protect the vessel, her crew and cargo by proceeding in convoy, using escorts, avoiding day or night navigation, adjusting speed or course;
(b)	to follow any orders given by the flag state, any governmental or supra governmental organization; and
(c)
where there is an actual, imminent act of piracy, and only after giving Charterers reasonable advance notice, to take a safe and reasonable alternative route in place of the normal, direct or intended route to the next port of call, provided that such alternative route does not, in the case of the Gulf of Aden, physically extend beyond the transit of the Gulf of Aden in which case Owners shall give Charterers reasonable advance notice of the alternative route, an estimate of time and bunker consumption and a revised estimated time of arrival.

Sub--Clause (2):
Subject to sub-Clause (5) below, Charterers shall pay owners’ reasonable, documented costs and expenses in respect of any additional hull and machinery, or, if applicable, war risks and other directly relevant insurance premiums, and/or additional, reasonable and contractual, crew costs arising out of actual or threatened acts of piracy or any preventive or other measures taken by Owners pursuant to Sub-Clause l(a) of this Clause.
Sub-Clause (3):
The vessel shall remain on-hire for any time lost taking the measures referred to in Sub-Clause 1 of this Clause.
Sub-Clause (4):
Where, notwithstanding the taking of any of the measures referred to in sub-Clause 1 above, and unless Charterers can demonstrate that it was caused by a lack of due diligence on Owners’’ part, and where Charterers have not exercised the option to require Owners to purchase off-hire insurance pursuant to sub--Clause (5) below, the vessel is captured by pirates, hire shall be payable at 100% of the hire rate for the duration of any such capture.
Sub-Clause (5):
Charterers shall have the option, where the vessel is scheduled to transit the Gulf of Aden, or other areas of known piracy risk, to require Owners to either:
(a) extend existing war risk insurance; or

Project Seahorse - Cardiff Gas / Shell
Hull No S881
TCP date 15th September 2015
Additional Terms

(b) purchase off-hire insurance, which in either case will cover loss of hire, the cost of which shall be reimbursed by Charterers, provided always that:
(i) Owners obtain from their insurers a waiver of any subrogated rights against Charterers in respect of any claims by Owners under the foregoing insurances arising out of compliance with Charterers’ orders;
(ii) the terms of cover and cost have been disclosed to, and agreed by, Charterers prior to the purchase of such Insurance; and
(iii) that following the exercise of such option, the vessel shall go off-hire for any time lost as a result of a capture by pirates. The vessel shall return on-hire in case the off-hire insurance expires and the vessel is still captured.
Sub-Clause (6):
The safety and protection of crew and vessel is Owners’ obligation and it is for Owners to determine the level of threat and the measures considered appropriate to discharge that obligation. If Owners deploy government-supplied Military Armed Guards or Private Armed Guards, then it is an express condition of this charter that Owners will, on a voyage-by-voyage basis:
(a) give Charterers advance notice of such intended deployment as soon as reasonably practicable but not less than five (5) days’ notice prior to such deployment and throughout such voyage, Owners will adhere to the response submitted in the Vessel Security Questionnaire;
(b) confirm in advance of deployment that such deployment has been notified to Owners’ P&I and War Risks underwriters without objection (with evidence, satisfactory to Charterers, of Owners’ exchanges with underwriters);
(c) ensure in advance of, and throughout, any deployment that such deployment complies with all flag state requirements, laws of the flag state, and any other applicable laws; and
(d) continue to adhere to the latest BMP.
Sub-Clause (7):
All reasonable costs and expenses directly associated with the deployment of government-supplied Military Armed Guards and/or Private Armed Guards and/or unarmed guards shall be 100 percent Charterers cost, subject always to Owners supplying documentary evidence of such total costs. Owners will indemnify and hold Charterers harmless against all claims, liabilities, costs and expenses of whatsoever nature which arise directly in connection with the deployment of government-supplied Military Armed Guards and/or Private Armed Guards and/or unarmed Guards.
4.  EU Advance Cargo Declaration

Project Seahorse - Cardiff Gas / Shell
Hull No S881
TCP date 15th September 2015
Additional Terms

(a)
If the Vessel loads cargo in any EU port or place destined for a port or place outside the EU or loads cargo outside the EU destined for an EU port or place, the Charterers shall comply with the current EU Advance Cargo Declaration Regulations (the Security Amendment to the Community Customs Code, Regulations 648/2005; 1875/2006; and 312/2009) or any subsequent amendments thereto and shall undertake the role of carrier, strictly for the purposes of such regulations only, and in their own name, time and expense shall:

(i)	have in place an EORI number (Economic Operator Registration and Identification);
(ii)	provide the Owners with a timely confirmation of (i) above as appropriate; and
(iii)
submit an ENS (Entry Summary Declaration) cargo declaration electronically to the EU Member States’ Customs and provide the Owners at the same time with a copy thereof, provided always that where Owners’ co-operation is requested, it shall not be unreasonably withheld.

(b)
Provided Owners are not at fault the Charterers assume liability for and shall indemnify, defend and hold harmless the Owners against any loss and/or damage and/or any expenses, fines, penalties and all other claims, including but not limited to legal costs, arising from the Charterers’ failure to comply with any of the provisions of sub-clause (a). Should such failure be the sole cause of any delay then, notwithstanding any provision in this Charter Party to the contrary, the Vessel shall remain on hire.

(c)
The assumption of the role of carrier by the Charterers pursuant to this Clause and for the purpose of the EU Advance Cargo Declaration Regulations shall be without prejudice to the identity of carrier under any bill of lading, other contract, law or regulation.

5.  Anti-Bribery & Corruption
Owners and Charterers (either directly or through any of their affiliates’, directors, officers, employees, masters, crew members, agents, managers, representatives or parties acting for or on behalf of them or their affiliates) shall:
a)  comply with the applicable laws, rules, regulations, decrees and/or official government orders, including but not limited to the United Kingdom Bribery Act of 2010 as amended and the United States of America Foreign Corrupt Practices Act of 1977 as amended, or any other applicable Jurisdiction, relating to anti-bribery and anti-money laundering and that they shall each respectively take no action which would subject themselves or the other to fines or penalties under such laws, regulations, rules, decrees or orders (“Relevant Requirements”);
b)  not make, offer or authorise, any payment, gift, promise, other advantage or anything of value whether directly or through any other person or entity, to or for the use and benefit of any government official or any person where such payment, gift, promise or other

Project Seahorse - Cardiff Gas / Shell
Hull No S881
TCP date 15th September 2015
Additional Terms

advantage would comprise or amount to a facilitation payment and/or violate the Relevant Requirements;
c)  have and shall maintain in place throughout the term of this Charter its own policies and procedures to ensure compliance with this clause, and will enforce them where appropriate;
d)  promptly report to the other party any request or demand for any payment, gift, promise, other advantage or anything of value received by the first party in connection with the performance of the Charter; and
e)  have the right to audit the other party’s records and reports in relation to this Charter at any time during and within seven (7) years after termination of the Charter, Such records and information shall include at a minimum all invoices for payment submitted by the other party along with complete supporting documentation. The auditing party shall have the right to reproduce and retain copies of any of the aforesaid records or information. If there are anti-trust issues with or a party objects to a direct audit, the auditing party may appoint an independent company who is approved by the audited party (such approval. not to be unreasonably withheld and to be given within 7 days of the request) to conduct the audit and provide the auditing party with its findings on the audited party’s compliance with the Relevant Requirements without disclosing the records or information to the auditing party.
Either Owner or Charterer may terminate the Charter at any time upon written notice to the other, if in their reasonable judgment supported by credible evidence the other is in breach of this clause or such a breach is imminent. The timing of this entitlement (which shall be at the non-breaching party’s discretion) is either:
(i)	with immediate effect at any time prior to commencement of loading; or

(ii)	if the laden voyage has not been completed and the cargo discharged, once the laden voyage has been completed and the cargo discharged.

This right shall be without prejudice to any other rights the non-breaching party may have in respect of such breach.
6.  Liquidated Damages

Fifty percent of any liquidated damages received by Owners pursuant to the Shipbuilding Contract will be credited back to Charterers. Sums will be deducted in equal instalments from monthly hire during the first six (6) months of this Charter. The Charterers shall not refuse to accept delivery of the vessel under this charter due to any performance deficiencies if such performance deficiencies fall within the range in relation to which liquidated damages are payable to the Owner under the Shipbuilding Contract.
7.  Appendices

Project Seahorse - Cardiff Gas / Shell
Hull No S881
TCP date 15th September 2015
Additional Terms

The following attachments form part of this Agreement between the parties. Where there is any conflict between the terms of this ShellTime4 Charter Party and any Appendices, this ShellTime4 Charter Party shall prevail;
[See Clause 48]
8.  Effectiveness of Agreement
The effectiveness of this Charter shall be conditional upon and made expressly subject to;
(i)  the obtaining of the requisite management approval and/or board approval as necessary of Charterers which approval may be withheld or granted (the “Charterers’ Approval” ) in Charterers’ sole and unfettered discretion. Charterers shall inform Owners of the Charterers’ Approval when it is received.
(ii) Effectiveness of the Shipbuilding Contract. Owners shall inform Charterers of this occurrence.
9.  Cargo
Refrigerated LPG (commercial propane and/or butane arid/or “mixtures of propane & butane” ), minimum temperature minus 42 degrees Celsius (to be aligned with the Specifications if different), maximum two grades within vessel’s natural segregation, But, the vessel shall not be required to do mixing operation into vessel’s tank. However, the vessel may be requested to discharge cargoes by mixing operation at vessel’s manifold, which shall be always subject to Master’s discretion. It is understood that the vessel has been designed and constructed to carry the following two (2) kinds of cargo and also any mixture of them as required.
Commercial propane containing up to 2.5 MOL percent of ethane and 1 to 3 MOL percent of butane and higher hydrocarbon. Commercial butane containing up to 2 MOL percent of propane and 1 to 3 MOL percent of pentane and higher hydrocarbon.
The liquid cargoes shall have the following basic design characteristics in respect of temperature and specific gravity.
Boiling point at atmospheric pressure:
Propane minus 46.0 C
Butane minus 5.0 C

Specific gravity of liquid at boiling point:

Propane 0.58

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Hull No S881
TCP date 15th September 2015
Additional Terms

Butane 0.61
10.  Tank Condition
The vessel will deliver and redeliver under vapours/heel of last cargo lpg, minimum of one tank propane (propane heel on board not to be less than on delivery), allowing vessel to present fully cooled and ready to load four (4) tanks propane on delivery and re-delivery. Any heel (either propane and or butane) on redelivery above delivery quantity shall be rendered as owners property.
The vessel will deliver with last three cargoes LPG, under vapours and heel LPG ready to load charterers nominated cargo. Charterers to advise intended segregations timely in order to allow vessel to prepare tanks prior opening laycan.
In event vessel is to dry dock in case of emergency or on completion of the time charter, Charterers best endeavors to dispose of heel at last discharge port in line with owners request at best possible market price which shall be refunded to owners as documented.
11.  Hekinan Intake

Owners advise vessels intake is approximately ____ mts basis _____ mts ifo inventory basis _____ m sw draft.
12.  Freight Taxes

Freight tax, income tax for hire and any other taxes on freight, hire and cargo incurred by Charterers in their use of the vessel under the terms of this Charter shall be borne by the Charterers, if any.

13.  Flag / Ownership

The Owners shall have the right during the charter period to change ownership of the Vessel and/or vessel’s flag and/or Classification Society, provided that they obtain Charterers’ prior approval thereto, which approval shall not be unreasonably withheld. Owners shall issue a Letter of Guarantee in which it shall undertake to perform the Owners’ obligation in the event of such a change of Ownership. Charterer’s prior approval, not to be unreasonably withheld, shall also be required in case of change of ownership of the Vessel with the objective of financial restructuring.
14.  Lighterage Clause

The Charterers have the option to load and discharge cargo by lighterage operations, in such circumstances the Charterers will ensure that adequate fenders and hoses are to be provided to the satisfaction of the Master of the·vessel at the Charterers’ cost and expenses. Such operations will be carried out in conformity with the provisions of the “ICS and OCIMF Ship to Ship Transfer Guide” (Liquefied Gases), but in any case lighterage operations are to be at the discretion of the Master at all times and if the Master at any time considers that the lighterage operations are or become unsafe, then he may discontinue them. Whether or not operations are discontinued, all time will be

Project Seahorse - Cardiff Gas / Shell
Hull No S881
TCP date 15th September 2015
Additional Terms

considered as on-hire. If the owners are obliged to extend their existing insurance policies to cover lighterage operations, the Charterers will reimburse the Owners for additional premium incurred thereby. The Charterers will obtain permission from the proper authorities to perform lighterage and all expenses in this connection will be for the Charterers’ account. The foregoing in no way overrides the Charterers’ obligation to provide a berth where the vessel can safely proceed, lie and depart from always safely afloat.
15.  Oil Pollution Cover
If any additional premium of P and I Club for protecting the Owners (excess U.S. $1.0 Billion) including additional premium of entering to U.S.A. territorial waters, to be for the Charterers’ account.
16.  Oil Pollution Clauses for Calling
The Owners warrant having at present in force a U.S. $1.0 Billon Oil Pollution Insurance which shall remain in force throughout the charter period.
All OPA costs shall be for owner’s account. Against receipt of proper documentation from Owner’s, Charterers shall reimburse Owner’s for any additional premium(s) charged by their P and I Club to maintain oil pollution cover while the vessel trades in United States Waters.
17.  Storage / Drifting
In case the vessel was forced to drift/anchor for order by the Charterers over 10 days, the Owners have the right that the vessel carry out trial running with service speed for about 12 hours at suitable area weekly in order to protect the fouling of her bottom.
The time and consumed bunkers and any charges cause by this operation shall be for the Charterers’ account.

Notwithstanding preceding sentences, if the vessel shall be engaged in storage service (including drifting operation) for a period over 15 days, a performance clause stipulated in Clause 24 herein shall not be applied until next dry dock of the vessel or vessel has hull scrub. At any time after storage service but latest at the commencement of a final voyage from discharging port to redelivery port under this charter, the Charterers undertake to carry out hull underwater cleaning of the vessel to satisfaction of the Master and/or the Owners at the Charterers’ time and expenses.
18.  Agents
Vessel to be assigned to the Charterer’s agent at loading and discharging ports. The Owners/vessel shall appoint agent for Owners’ husbandry matters and extra costs for same including services required for crew changes, repairs, etc. at loading and discharge ports.

Project Seahorse - Cardiff Gas / Shell
Hull No S881
TCP date 15th September 2015
Additional Terms

19.  Commission
No address commission to be deducted by Charterers. The Monthly Hire payment shall be payable to Owners. Owners will pay the brokerage commission of 1.25% of Monthly Hire payment directly to each of H. Clarkson & Co Ltd and Cardiff Gas Ltd after receiving the hire payment from Charterers.
20.  Hose Handling Crane
______ kg capacity
21.  SIRE/ CDI Inspection /Approvals
A.  Vessel always to carry a valid ocimf sire inspection less than 5 months plus minus 15 days and to be approvable by minimum two out of the following oil companies; bhpb, conocophillips, exxon, bp, chevron, total, statoil or shell together with a valid cell not older than 11 months, always uploaded and available for review inspections. Shell shall not refuse to either perform an ocimf sire if requested by Owner or consider the vessel based on an ocimf sire performed by an alternative company.
B.  Owners to advise charterers of the result of any inspection during this charter promptly upon receipt of the official inspection report. Owners are to ensure that the oil or chemical major vetting department enters the inspection report into the sire/cell system, if used by that particular oil or chemical major. If the vessel is found by any of the oil or chemical majors to be unacceptable, then owners will immediately, upon notice of receipt of same, rectify any outstanding deficiency and request the major oil or chemical company concerned for a prompt re-Inspection. If prompt re- inspection (defined as within 45 days) is not possible, and vessel loses her approval(s), and due to the lack of that specific approval is not able to trade the vessel in charterers programme, charterers have the option to place the vessel off-hire until vessel’s approval can be re-Instated. The off hire time is excluding any time steaming to next port.
C.  If a vetting approval should lapse due to the trading pattern of the vessel or inability of timely vetting inspections despite owners exercising due diligence to arrange an inspection in due time, then owners to make best endeavors to rectify same most expeditiously, keeping charterer’s informed of progress. However, vessel not to be off hire. If vessel is off hire for more than 30 days, then Charterers have the right to terminate.
D.  Costs for all inspections to be for Owners’ expense and Charterers’ time. Owners to keep charterers informed of the date, location and validity of the initial and all subsequent inspections during the currency of the charter.
If Charterers request to have the vessels CDI inspected and such inspection will invalidate the vessels SIRE status the Charterers to waive the CDI inspection.

Project Seahorse - Cardiff Gas / Shell
Hull No S881
TCP date 15th September 2015
Additional Terms

If the Charterers insist on a CDI approval on this basis and knowledge that the SIRE status will be invalidated the vessels shall be on-hire at all times with Owners best efforts to rectify the SIRE status at first possibility.
22.  Hull Scrub & Propeller Polish Clause
Charterers may request additional intermediate hull scrubs or propeller polishes, “Charterers Additional Hull Scrub & Propeller Polish”. Upon Charterers making such a request Owners will make best efforts to arrange this at the next available and suitable port. Charterers shall release the Vessel to Owners who shall pay for all costs associated with the hull scrub and propeller polishes, including but not limited; survey costs, inspection costs, diving costs, cleaning costs and any berth and anchorage costs. Owners will invoice Charterers for the costs with the next monthly hire statement.  Owners will provide Charterers with a cost estimate of the operations no later than five (5) days before the operation is due to take place, for Charterers approval. The time spent hull scrubbing and cleaning shall not count as off hire time pursuant to Cl.21 of the Charter Party and Owners shall invoice Charterers for those approved costs with the next monthly hire statement.
23.  Charterers Ship Quality Assurance Clause
1.
This time charter party is subject to both the vessel and Owners’ appointed technical management company being acceptable to the requirements of Shell Ship Quality Assurance (“SSQA”) which include any one or more of the following:

(i)	a vessel idle inspection at the builder’s yard upon delivery to Owners; and
(ii)	a vessel sire inspection at either load or discharge during the vessel’s first full trading voyage, from first load port to first discharge port; and
(iii)	review of the vessel’s technical management including a visit/audit of the technical management company’s offices, together, the “SSQA Time Charter Assurance Review”.
2.
Following completion of the SSQA Time Charter Assurance Review, should either the vessel or her technical management company be assessed unacceptable to SSAQ, then within seventy two (72) hours of such assessment Charterers may at their option, give notice to Owners placing the vessel off hire (with reasons for failure of the SSQA Time Charter Assurance review) and giving Owners, in Charterers’ option, either:

(a)
a period of fifteen (15) working days in which to rectify the areas of failure (“Rectification Period”). If on expiry of the Rectification Period the vessel and/or the vessel’s technical management company are still unacceptable to SSQA then this time charter may be terminated by Charterers with immediate effect; or

(b)	a period of sixty (60) days in which to change the vessel’s technical management company to· a company acceptable to SSQA. If after sixty (60) days the vessel’s technical management

Project Seahorse - Cardiff Gas / Shell
Hull No S881
TCP date 15th September 2015
Additional Terms

company is still unacceptable to SSQA then this time charter may be terminated by Charterers with immediate effect.
3.
Where notice is given by Charterers pursuant to Clause 2 (ii)(a), Owners may, within the Rectification Period, propose a substitute vessel under this time charter party, which will also be subject to the same SSQA initial time charter assurance review process.

4.	This is a ship quality assurance clause, and will not be used for commercial purposes by charterers.
24.  Vessel Naming Rights and Naming Ceremony Attendance
Charterer’s representation during naming ceremonies is to be discussed in good faith between Charterers and Owners with a view to ensuring sufficient Charterer representation during such events.
25.  CO2 Emissions
1.
Where a Governmental Authority or other competent local or international regulatory body (Including but not limited to the EU, the USA or the IMO) imposes upon Charterers an obligation to control, reduce or in any way account for ship-borne CO2 emissions (“Emissions Targets”), without prejudice to the terms and conditions in this charter, Owners will co-operate with Charterers, including by following all reasonable orders, in order to facilitate Charterers’ compliance with the Emissions Targets. Any extra costs to be for Charterers account

2.
Any carbon credits gained during the performance of this charter, whether by following Charterers’ orders pursuant to Clause 1 2.1, or otherwise, will be recorded by a process to be mutually agreed and will be for the account of Charterers and Owners equally.

26.  Owners Supervision - additional clause
Owners warrant that they will put in place a new build supervision process and suitably qualified and experienced construction supervision team, at the shipyard in Korea during the Vessel construction phase, as would be expected of a first class ship owner overseeing the construction of VLGC’s.
27.  Vessel Design Variations
The Vessel ship build specifications are attached to this charter at Appendix D and form part of it (the “Specifications”). Owners are not permitted to change the Specifications, without the express

Project Seahorse - Cardiff Gas / Shell
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TCP date 15th September 2015
Additional Terms

written permission of Charterers. Owners confirm that they have conducted their own due diligence with respect to the Specifications, and warrant that the Specifications are fit for owner’s purpose intended by this charter and comply with their obligations under this charter. Accordingly, notwithstanding any changes to the Specifications permitted by the Charterers pursuant to this clause, Owners shall be responsible for the Specifications and any changes made to them without Charterers’ consent. Nothing in this clause shall amount to a waiver or modification of Owners’ obligations under this charter.
Should the Charterers request a variation to the Specifications, the Owners shall use reasonable endeavors to agree such variation with the Builder. Any additional cost occasioned by such variations shall be agreed by the Charterers before the Owners instruct the Builder to implement such variation and shall be spread evenly over the Firm Period and added to the hire.
28.  Charterers representatives
The shipbuilding contract provides Charterers with certain rights of representation at the Shipyard. There shall be up to two representatives as observers only and cannot communicate directly with the yard, all comments/observations to be communicated to Owners via Owners site manager. Charterers shall notify Owners of the names of these in writing for Owners to pass to the Shipyard. These representatives shall have the right to use Owner’s office space and facilities provided to them by the Shipyard. Pursuant to the shipbuilding contract, Charterers representatives visiting during the construction phase, have rights to receive reports on constructions progress, rights to key drawings, rights to see trials reports and rights to attend sea trial.
29.  Boycott Clause
Pursuant to Clause 21(a)(II), in the event of the vessel being subject to boycott, being delayed or rendered inoperative by strikes, labour stoppages or any other difficulties arising from vessel’s flag, ownership, crew or terms of employment of crew, or of chartered vessel or any other vessel under the same ownership, operation or control, such time lost is to be considered as off-hire and all any proven direct expenses incurred thereby, including fuel consumed during such periods to be for Owners’ account. Charterers would not send the vessel to any port or place where Vessel’s flag state is known to be boycotted,
30.  Taxes and/or Dues
Any taxes and/or dues and/or charges on cargo and/or freight and/or the hire (Including any income tax levied on freight by authorities at load or discharge port(s)) to be for Charterers’ account and to be settled directly by the Charterers. But such tax should exclude any tax and/or dues on the hire by owners’ own authorities which should be for owners’ account.
31.  Annual Maintenance Clause

Project Seahorse - Cardiff Gas / Shell
Hull No S881
TCP date 15th September 2015
Additional Terms

For the purpose of equipment overhauls and maintenance, Owners to notify Charterers of the schedule at least twenty (20) days in advance. If unsuitable to Charterers’ trading schedule, Charterers will endeavour to facilitate the time at the next suitable port. A total of 96 hours for each 12 month period or pro-rata is allowed for this purpose, which shall not be considered off hire.

32.  TVEL Clause
Expenses for obtaining USCG Inspection to be for owners’ account. Time for obtaining USCG Inspection to be for charterers’ account but max. 24 hours.
33.  Ultra Slow Steaming Clause
(a)  The Charterers may at their discretion provide, in writing to the Master, instructions to reduce speed or RPM (main engine Revolutions Per Minute) and/or instructions to adjust the Vessel’s speed to meet a specified time of arrival at a particular destination.
(ii) *Ultra-Slow Steaming -Where the Charterers give instructions to the Master to adjust the speed or RPM outside the range of guaranteed speeds (or RPM corresponding to such guaranteed speeds) set forth in Clause 24, resulting in the engine(s) operating above the cut-out point of the Vessel’s engine(s) auxiliary blower(s), the Master shall, subject always to the Master’s obligations in respect of the safety of the Vessel, crew and cargo and the protection of the marine environment, comply with such written instructions, provided that such instructions will not result in the Vessel’s engine(s) and/or equipment operating outside the manufacturers’/designers’ recommendations as published from time to time. If the manufacturers’/designers’ recommendations issued subsequent to the date of this Charter Party require additional physical modifications to the engine or related equipment or require the purchase of additional spares or equipment, the Master shall not be obliged to comply with these instructions.
(b) At all speeds the Owners shall exercise due diligence to ensure that the Vessel is operated in a manner which minimises fuel consumption, always taking into account and subject to the following:
(i) The Owners’ warranties under this Charter Party relating to the Vessel’s speed and consumption;
(ii) The Charterers’ instructions as to the Vessel’s speed and/or RPM and/or specified time of arrival at a particular destination;
(iii) The safety of the Vessel, crew and cargo and the protection of the marine environment; and
(iv) The owners’ outstations under any bills of lading, waybills or other documents evidencing contracts of carriage issued by them or on their behalf.

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TCP date 15th September 2015
Additional Terms

(c) For the purposes of Sub-clause (b), the Owners shall exercise due diligence to minimise fuel consumption:
(i) when planning voyages, adjusting the Vessel’s trim and’ operating main engine(s) and auxiliary engine(s);
(ii) by making optimal use of the Vessel’s navigation equipment and any additional aids provided by the Charterers, such as weather routing, voyage optimization and performance monitoring systems; and
(iii) by directing the Master to report any data that the Charterers may reasonably request to further improve the energy efficiency of the Vessel.
(d) The Owners and the Charterers shall share any findings and best practices that they may have identified on potential improvements to the Vessel’s energy efficiency.
(e) For the avoidance of doubt, where the Vessel proceeds at a reduced speed or with reduced RPM pursuant to Sub-clause (a), then provided that the Master has exercised due diligence to comply with such instructions, this shall constitute compliance with, and there shall be no breach of, any obligation requiring the Vessel to proceed with utmost and/or due despatch (or any other such similar/equivalent expression).
(f) The Charterers shall ensure that the terms of the bills of lading, waybills or other documents evidencing contracts of carriage issued by or on behalf of the owners provide that compliance by Owners with this Clause does not constitute a breach of the contract of carriage. The Charterers shall indemnify the Owners against all consequences and liabilities that may arise from bills of lading, waybills or other documents evidencing contracts of carriage being issued as presented to the extent that the terms of such bills of lading, waybills or other documents evidencing contracts of carriage impose or result in ·breach of the Owners’ obligation to proceed with due despatch or are to be held to be a deviation or the imposition of more onerous liabilities upon the Owners than those assumed by the Owners pursuant to this Clause.
Nothing in this clause shall be interpreted to relieve Owners of their obligations set forth in Clause 24 of the charter, and in case of any conflict between this clause and Clause 24, Clause 24 shall prevail, always provided that Owners shall be deemed to have compiled with their obligations pursuant to Clause 24 on any sea passage on which the Charterers have instructed the Master to reduce speed or RPM pursuant to this Additional Clause 35.
34.  Double Banking

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Hull No S881
TCP date 15th September 2015
Additional Terms

(a) The Charterers shall have the right to order the Vessel to conduct ship to ship cargo operations, including the use of floating cranes and barges. All such ship to ship transfers shall be at the Charterers’ cost, expense and time.
(b) The Charterers shall direct the Vessel to an area for the conduct of such ship to ship operations where the Vessel can safely proceed to, lie and depart from, always afloat, but always subject to the Master’s reasonable approval that the area is safe. The Charterers shall provide adequate fendering, securing and mooring equipment, and hoses and/or other equipment, as necessary for these operations, to the reasonable satisfaction of the Master.
(c) The Charterers shall obtain any and any relevant permissions from proper authorities to perform ship to ship operations and such operations shall be carried out in conformity with best industry practice.
(d) If, at any time, the Master reasonably considers that the operations are, or may become, unsafe, he may order them to be suspended or discontinued. In either event the Master shall have the right to order the other vessel away from the Vessel or to remove the Vessel.
(e) If the Owners are required to extend their existing insurance policies to cover ship to ship operations or incur any other reasonable additional cost/expense, the Charterers shall reimburse the Owners for any additional premium or cost/expense incurred.
35.  Letter of Quiet Enjoyment
Charterers require that Owners• financiers (the “Lenders”) under any loan and/or security documents entered into by Owners in connection with the Vessel will issue a letter of quiet enjoyment (“LQE”) in favour of Charterers providing Charterers with certain assurances that their possession and use of the Vessel will not be disturbed or interfered with by the Lenders for the duration of this Charter. Owners will present the Lenders with a draft LQE in the form set out in the attached Appendix C, and will use reasonable endeavours to procure that the Lenders issue an LQE substantially in this form, subject always to such changes as Owners and Charterers, acting in good faith, may agree with the Lenders.
36.  Cargo Stenching
Should the vessel be requested to stench cargo all operations are to be carried out in accordance with industry standards using equipment supplied by Charterers. Approval for stenching operations is to be at Masters discretion. Approval is not to be unreasonably withheld.
37.  Ice Clause

Project Seahorse - Cardiff Gas / Shell
Hull No S881
TCP date 15th September 2015
Additional Terms

The vessel shall not be ordered to nor bound·to enter any icebound port or place or any port or place where lights, lightships and buoys are or are likely to be withdrawn by reasons of ice on the vessel’s arrival or where there is a risk that the vessel will not be able on account of ice to reach the port or place or depart same after the completion of loading or discharge. If on account of ice, the Master consider it dangerous to remain at the loading or discharge port or place for fear of the vessel being frozen in and/or damaged then he has the liberty to proceed to a convenient open port or place and there await Charterers further instructions. Any time-losses and additional expenses including increased deductibles and repairs of damage sustained due to any of the above causes or on account of the vessel being frozen in, shall be for the Charterers account. The vessel shall not be obliged to force ice nor to follow ice-breakers.

38.  Bunker Comingling Clause
The vessel shall not be obliged to comingle different quality/sourced bunkers within any bunker tank. Unless the Owners and Charterers agree the vessel participates in charterers bunker comingling projects. Approval is not to be unreasonably withheld.
39.  Additional crew costs
Any additional crew costs incurred due to the vessel trading area requiring additional crew or increased crew cost to be for charterers account.
40.  Reheater Clause
Vessel is fitted with re-heater/booster which Charterers have free use of.
41.  Termination of Shipbuilding Contract
Where Owners acquire a right to terminate the Shipbuilding Contract pursuant to its terms, they shall promptly inform Charterers of such circumstances. Owners shall be entitled to terminate the Shipbuilding Contract only if either (i) the Charterers agree to such termination or (Ii) the Owners have notified the Charterers of their intention to so terminate the Shipbuilding Contract and the Charterers have not expressly objected to such termination in writing within five (5) London working days·of being notified by the Owners.
If the Charterers object to a termination of the Shipbuilding Contract intended by the Owners, they shall simultaneously waive any right they might have to terminate this charter for the same reason(s) or circumstance(s) which gave rise to the Owners’ right to terminate the Shipbuilding Contract. Only if the Owners receive such waiver in a form reasonably satisfactory to them, shall the owners be prevented from exercising their termination right under the Shipbuilding Contract.
If the Shipbuilding Contract is terminated, this charter shall be deemed terminated at the date such termination of the Shipbuilding Contract takes effect.

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Hull No S881
TCP date 15th September 2015
Additional Terms

42.  BIMCO Sanctions Clause
(a) The Owners shall not be obliged to comply with any orders for the employment of the Vessel in any carriage, trade or on a voyage which, in the reasonable judgement of the Owners, or in the reasonable judgment of their insurers, will expose the Vessel, to any applicable sanction or prohibition imposed by any State, Supranational or International Governmental Organisation. Owners and Charterers agree to comply with and assist each other in complying with applicable sanctions. Owners and Charterers warrant to the best of their knowledge and belief that, in connection with this Charter party, neither party are currently or will contract with any third party who are subject to any applicable US, EU, or UN sanction, prohibition or restriction or are a specified person, entity, specified vessel or fleet.
(b) If the Vessel is already performing an employment to which such an applicable sanction or prohibition is ·subsequently applied, in respect of cargo, Owners shall have the right to refuse to proceed with the employment and the Charterers shall be obliged to issue alternative voyage orders within 48 hours of receipt of Owners’ notification of their refusal to proceed. If the Charterers do not issue such alternative voyage orders the Owners may discharge any cargo already loaded at any safe port (including the port of loading) or take other reasonable remedial action. The Vessel to remain on hire pending completion of Charterers’ alternative voyage orders or delivery of cargo by the Owners and Charterers to remain responsible for all additional costs and expenses incurred in connection with such orders/delivery of cargo.
In respect of the Supplied Items, Charterers shall have the right to order the vessel to an alternative port or place to discharge the cargo on receipt of owners’ notification of their inability to proceed as originally contracted. The Vessel shall be off-hire throughout this operation and until Charterers have fixed an alternate cargo if one is lost. Owners shall remain responsible for all additional losses, costs and expenses incurred in connection with such orders/delivery of cargo and removal of the Supplied Items.
If in compliance with this Sub-clause (b) anything is done or not done, such shall not be deemed a deviation.
(c) Owners represent and warrant that they have no knowledge or reason to believe that any parts, spares or other supplies (“Supplied Items”) procured by the Owners or on their behalf for the Vessel and/or in connection with this Charter originated in, was procured from or via , a country, entity or person including any agent or affiliate thereof, that is prohibited under applicable sanctions or that any such country, entity or person has any property interest in the Supplied items either present, future, contingent, direct or indirect, that would subject the Supplied Items of this Charter to applicable sanctions.
(d) The Charterers shall make reasonable endeavours to negotiate this Clause into all sub-charters issued pursuant to this Charter Party,

Project Seahorse - Cardiff Gas / Shell
Hull No S881
TCP date 15th September 2015
Additional Terms

43.   WAF Piracy Clause
Owners & Charterers agree that for Vessels calling at West Africa Ports, within Dakar to Lobito range, the following conditions are agreed and replace the existing Piracy Clause of the time charter agreement, with respect to Dakar to Lobito coastal port trading range only;
i) Owners will at all times adhere to the latest version of Best Management Practices (BMP), including with respect to routing and speed;
ii)        For Dakar to Lobito Range coastal port trading only, Owners will trade without requiring the use of private armed guards on board the vessel;
ii) When vessels are anchored in the Cape Palmas to Port Gentil range in order to wait for berthing or for undertaking STS operations, Charterers will only use recognized secured patrolled anchorages. At the time of agreeing this Clause the only recognized secured anchorages are at Lome & Lagos. Where secured anchorage are unavailable the vessel will tender NoR offshore and will drift outside of the defined high risk area whilst waiting for berthing instructions;
iv) The defined area is as follows:
Point A:	04°22’N 007° 4S’W	Cape Palmas
Point B:	01°22’N 007° 4S’W	200 nautical miles south of Cape Palmas
Point C:	01 0 42’ N 002° 0S’W	200 nautical miles south of Cape Three Points
Point D:	03° l0’N 002° 45’E	200 nautical miles SSW of Lagos and 200 nautical miles SW of Cape Formoso
Point E:	00°00’N 005°SS’E	45 nautical miles W of southern tip Sao Tome
Point F:	00° 00’N 009° 15’ E	Approx. 30 nautical miles south of Libreville, Gabon

v) For Niger delta river ports within the Lagos to Ikang range, Owners will arrange, through· local port agents, armed patrol boats to assist and escort the vessel from the agreed position within territorial waters to the berth and from the berth to the agreed position within territorial waters;
vi) Armed patrol boats will be regulated and approved by local and/or national naval and/or coastguard authorities, subject to GMSAT due diligence;
(vii)  Charterers agree to reimburse these reasonable costs, in line with industry, norms, to Owners upon Charterers receiving documented evidence and Owners invoice in relation to the same.
Charterers reserve the right to seek to amend this clause in the event that the security threat situation with Dakar to Loblto range changes significantly during the charter period.

Project Seahorse - Cardiff Gas / Shell
Hull No S881
TCP date 15th September 2015
Additional Terms

44.  Epidemics Clause
a)
The Vessel shall not be obliged to proceed to or continue to or through or remain at any port, or place, where there is, as determined by the World Health Organisation or similar, a material risk that calling at such port or place exposes the Vessel and crew to danger from severe epidemics, plague or highly infectious diseases, (hereinafter “Affected Area”);

b)
If in accordance with sub-clause (a) the Owners decide that the Vessel shall not proceed or continue to or through or remain in an Affected Area they must immediately inform the Charterers. The Charterers shall be obliged and entitled, nowithstanding any other terms of this charter, to issue alternative voyage orders and shall indemnify the Owners for any time or expense incurred by Owners, including claims from holders of the BIiis of Lading, as a consequence of waiting for and/or performance of such orders. Any time lost as a result of waiting for or complying with such orders shall be for Charterers’ account.

c)
If notwithstanding their liberty to refuse to do so, Owners agree to proceed to or continue to or through or remain at any Affected Area, Owners shall not be deemed to have waived any of their existing rights under this Charter party.

d)
The Vessel. shall have liberty to comply with all orders, directions, recommendations or advice of competent authorities and/ or the Flag State of the Vessel in respect of arrival, routes, ports of call, destinations, discharge of cargo delivery, or in any other respect whatsoever relating to issues arising as a result of the Vessel being ordered to an Affected Area.

Project Seahorse - Cardiff Gas / Shell
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TCP date 15th September 2015
Additional Terms

e)
Subject to sub-clauses (f, g, and h) below any delays, time loss, additional costs, expenses or consequences of whatsoever nature of howsoever directly arising out Charterers’ orders for the Vessel to call at an Affected Area, including but not limited to screening, cleaning, fumigating and/ or quarantining the Vessel and its crew for such diseases either in the Affected Area or at subsequent ports of call and including the obtaining of medical treatment for any infected crew, and any time lost as a result of complying with the same shall be for the Charterers’ account.

f)
Any delays and additional costs and expenses incurred at any load or discharge port(s) under this Charter arising out of the Vessel having visited or called at an Affected Area prior to the commencement of this Charter shall be solely for Owners’ account and the Vessel will be off-hire for any time lost. Owners warrant that the Vessel has not called at any port or ports in an Affected Area in the 45 days prior to the commencement of this Charter.

g)
The safety and protection of the crew and Vessel remains owners’ obligation and Owners are required to satisfy themselves that any person coming on board the Vessel from an Affected Area has not been exposed to such severe epidemic, plague, or highly contagious disease, and is healthy in all respects. Any claims, loss or delay arising, either in an Affected Area or at subsequent ports of call, out of a failure of Owners to conduct sufficient checks on any persons attending the Vessel from the Affected Area will be for Owners’ sole account and the Vessel will be off·hire for any time lost.

h)
Owners warrant that, except to the extent necessary to comply with Charterers’ orders, they will not, during this Charter, call at an Affected Area for bunkers, spares, crew changes or similar. Owners further warrant that shore leave for crew will be prohibited in an Affected Area and the Master will take all reasonable steps to ensure that crew are aware of the prohibition and comply with the same. Any claims, loss or delay arising, either in an Affected Area or at subsequent ports of call, as a result of Owners’ failing to comply with this sub clause (h), shall be for Owners’ sole account and the Vessel will be off-hire for any time lost.

i)
If in compliance with this Clause anything is done or not done, such shall not be deemed a deviation, but shall be considered as due fulfilment of this Charter Party. In the event of a conflict between the provisions of this Clause and any implied or express provision of the Charter Party, this Clause shall prevail to the extent of such conflict, but no further.

45.  Brazil Clause
If the Charterers order the vessel to proceed to any port or ports in Brazil where the Navy Authority or any other authorities in Brazil have issued any pre-arrival requirements / restrictions which will prohibit the vessel from tendering a valid Notice of Readiness on arrival at the place where the vessel is instructed_/ ordered by such authorities, then notwithstanding any terms and condition to this charter, the vessel remains on-hire.

Project Seahorse - Cardiff Gas / Shell
Hull No S881
TCP date 15th September 2015
Additional Terms

46.  Excessive Noise Clause

If Charterers or terminal operators instruct the vessel to slow the cargo operations down or stop entirely the cargo operations in port during the hours of darkness due to excessive noise caused by the vessel then the vessel shall remain on-hire.
47.  Time Bar.Clause
All claims for additional costs and expenses recoverable by Owners from Charterers pursuant to (i) Clause 7 (“Charterers to Provide”), (ii) Clause 34 (“Additional War Expenses”) and (iii) Additional Clause 4 (“Piracy”) must be received from Owners by Charterers in writing along with supporting documentation within 45 days of the voyage being completed (where the voyage is deemed to be completed upon completion of discharge and disconnection of hoses at the final discharge port) otherwise Charterer’s liability for such costs shall be extinguished.

ADDENDUM NO. 1
to
Time Charter Party dated 16th September 2016 (the “Charter”)
Between
VLGC Alpha Owning Ltd, of Majuro, Marshall Islands or its nominee as owners (the “Owner”) and
Shell International Trading and Shipping Company for and on behalf of Shell Trading International
Limited of London as charterers
(the “Charterers”)
in respect of
Hyundai Samho Heavy Industries Co., Ltd. hull number S881 named “Anderida” (the “Vessel”)
It is hereby mutually agreed that:

1.  The final speed and consumption figures referred to in Clause 24. (a) of the Charterer are hereby amended to read as follows:

(main propulsion fuel and auxiliary fuel inclusive)

Speed (kts)	Ballast	Laden
13	28.6	29.3
13.5	30.3	31.0
14	32.1	32.8
14.5	34,0	34.8
15	36.0	36.9
15.5	38,2	39.1
16	40.5	41.4
16.5	42.9	44.0

Save as amended hereby, the Charter (including, for the avoidance of doubt, the remainder of Clause 24(a) *The foregoing bunker consumptions….on the Beaufort Scale for more than 12 hours.” Remains in full force and effect.

IN WITNESS WHEREOF. the parties hereto have caused this Addendum no.1 to be duly executed this 28 day of June 2018.

For and on behalf of
VLGC Alpha Owning Ltd

/s/ Anthony
Anthony
Attorney-In-Fact

For and on behalf of
Shell Trading International Limited

/s/ Richard O'Neill
Name:  Richard O'Neill
Title:  Regional Manager, LPG Trading & Supply

BIMCO	NOVATION AGREEMENT STANDARD NOVATION AGREEMENT FOR THE TRANSFER OF OWNERSHIP
1. Place and date of Novation Agreement
2. Charterers (i) Name: (ii) Address of registered office: Click here to enter text. (iii) Country of incorporation:	3. Original Owners i) Name: (ii) Address of registered office: (iii) Country of incorporation	4. New Owners (i) Name: (ii) Address of registered office: (iii) Country of incorporation
5. Vessel (i) Name: (ii) IMO number: Click here to enter text (iii) Flag State: Click here to enter text. (iv) Call sign	6. Date of Time Charter Party	7. Date of Memorandum of Agreement
8. Effective Time	9. New Owners’ Bank /Account (Cl. 3)	10. New Owners’ Vessel Details (Cl. 2) (i) P&I Club: (ii) Managers: (iii) Name: (iv) Flag State: Click here to enter text. (v) Call sign: Click here to enter text.
11. Charterers’ Guarantor (Cl. 6)	12, New Owners’ Guarantor (CI. 6)
13. Notices (state full style contact details for serving notices and communication to New Owners (Cl.10)	14. Effective Time Survey (Cl. 5)
15. Dispute Resolution (state (a), (b) (c) or (d) of Cl. 11, as agreed; if (c) agreed also state whether Singapore or English law to apply; if (d) agreed also state the place of the law governing the Novation Agreement and place of arbitration) (Cl. 11)

Background
The Charterers, the Original Owners and the New Owners have agreed to novate the Time Charter Party and replace the Original Owners with the New Owners in accordance with the terms of this Novation Agreement. The terms used in this Novation Agreement shall have the same meaning as the terms used in the Time Charter Party.
1.   Novation
In consideration of the mutual promises contained herein the receipt and the sufficiency of which the Original Owners hereby acknowledge, it is agreed that on and with effect from the Effective Time as stated in Box 8 the Time Charter Party shall be novated as follows:
(a)  The New Owners shall be substituted in place of the Original Owners as a party to the Time Charter Party. The novated Time Charter Party shall be construed and treated, and the Charterers shall be bound by the novated Time Charter Party in all respects, as if the New Owners were named in the novated Time Charter Party instead of the Original Owners.
(b)  The Charterers release and discharge the Original Owners from all liabilities, claims, duties and obligations whatsoever in respect of the Time Charter Party.
(c)  The Original Owners release and discharge the Charterers from all liabilities, claims, duties and obligations whatsoever in respect of the Time Charter Party.
(d)  The New Owners shall have all the rights, title, benefits and interest under the Time Charter Party to the exclusion of the Original Owners and accordingly the Charterers undertake to perform their obligations under the novated Time Charter Party in favour of the New Owners.
(e)  The New Owners shall assume all liabilities, duties and obligations under the Time Charter Party and accordingly, the New Owners undertake to perform their obligations under the novated Time Charter Party in favour of the Charterers.
(f)  Notwithstanding the foregoing, the Original Owners and the Charterers shall remain liable to each other under the Time Charter Party after the Effective Time in respect of any obligation or liability of whatsoever nature of the Original Owners and/or the Charterers, including but not limited to any obligation or liability of whatsoever nature owed to a third party, arising out of the Time Charter Party before the Effective Time. The New Owners shall have no liability whatsoever to the Original Owners or the Charterers in respect of any such liabilities and the Original Owners and the Charterers shall jointly and severally indemnify the New Owners in relation to any obligation or liability of whatsoever nature owed to a third party arising out of the Time Charter Party before the Effective Time.
2.   Amendments to the Time Charter Party
From the Effective Time, all references in the Time Charter Party to the Vessel shall be deemed amended by this Novation Agreement so as to refer to the New Owners’ Vessel Details as stated in Box 10.
3.   Charter Hire
The Original Owners shall be paid hire by the Charterers in accordance with the Time Charter Party up to the Effective Time. The New Owners shall be paid hire by the Charterers in accordance with the Time Charter Party from the Effective Time. Payment shall be made to the New Owners’ bank account as stated in Box 9. The hire due in respect of the period from the Effective Time up to the date the next instalment of hire falls due under the Time Charter Party shall be paid by the Charterers to the New Owners on or before the Effective Time.
4.   Warranties
As at the Effective Time:
(a)  the Original Owners and the Charterers warrant to the New Owners that the Time Charter Party has not been amended, varied, canceled, terminated, rescinded or novated, remains valid and binding and constitutes the entire agreement between the Original Owners and the Charterers relating to the subject matter of the Time Charter Party;
(b)  the Original Owners and the Charterers warrant to the New Owners that no event or circumstance has occurred or is continuing which will entitle or result in cancellation, termination or rescission of the Time Charter Party, or otherwise render it void or unenforceable; and
(c)  the Original Owners warrant that they have not assigned or transferred or granted any interest in the Time Charter Party to any other party and that they will not in the future attempt to do so.
5.   Effective Time Survey
If agreed and stated in Box 14 and as soon as practicably possible after the last discharge port prior to the Effective Time or before the first loading port after the Effective Time, the parties shall each appoint surveyors, for their respective accounts, to conduct a joint Effective Time Survey to ascertain the condition of the Vessel. A single report shall be prepared and signed by each surveyor, without prejudice to their right to file a separate report setting forth items upon which the surveyors cannot agree.
If any party fails to have a representative attend the Effective Time Survey and sign the joint survey report, such party shall nevertheless be bound for all purposes by the findings agreed by the other parties.
Any time lost as a result of the Effective Time Survey shall be shared equally between the Original Owners and the New Owners.
If Box 14 is not filled in this Clause 5 (Effective Time Survey) shall not apply.
6.   Mutual Renewal of Guarantees
It shall be a condition precedent to the effectiveness of this Novation that on or before the Effective Time the Charterers and New Owners shall each provide in favour of the other guarantees issued by the Guarantors stated in Boxes 11 and 12 substantially in the same form and substance as previously provided by the Charterers and the Original Owners in respect of the Time Charter Party.
7.   Assurances
(a)	Each party shall do all things and execute all further documents necessary to give full effect to this Novation Agreement.
(b)
Each party represents and warrants to the other parties that they have full power and authority to become a party to this Novation Agreement and have taken all necessary, actions and have obtained all consents, licences, and approvals required in connection with the entry into and performance of this Novation Agreement.

8.   Costs and Expenses
Each party shall pay its own costs, charges and expenses in relation to the negotiation and execution of this Novation Agreement.
9.   Third Party Rights
No third parties may enforce any term of this Novation Agreement.
10.   Notices
All notices, requests and other communications required or permitted to be given by the Charterers to the New Owners under the Time Charter Party shall be given to the address as stated in Box 13.
11.   Dispute Resolution Clause
(a) *This Novation Agreement be governed by and construed in accordance with English law and any dispute arising out of or in connection with this Novation Agreement shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause. The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced. The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the 14 days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if the arbitrator had been appointed by agreement. In the event that there are more than two parties to the arbitration, then all three arbitrators shall be appointed by agreement between the parties. In the event that the parties cannot agree on the three arbitrators within 14 days of one party giving notice to the other parties calling for arbitration, any party to the dispute shall be entitled to apply to the President of the LMAA who shall then appoint all three arbitrators.
Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.
In cases where neither the claim nor any counterclaim exceeds the sum of USD 100,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.
(b) *This Novation Agreement shall be governed by U.S. maritime law or, if this Novation Agreement is not a maritime contract under U.S. law, by the laws of the State of New York and any dispute arising out of or in connection with this Novation Agreement shall be referred to three (3) persons at New York. If there are two parties to the dispute, each shall appoint an arbitrator and the two so chosen shall appoint a third. If there are three parties to the dispute, then each party shall appoint an arbitrator. If any party fails to nominate an arbitrator within 20 days of receiving a demand for arbitration, the President of the Society of Maritime Arbitrators, Inc. (SMA) or in the event of a conflict, the SMA’s Vice-President, shall appoint an arbitrator on behalf of that party at the request of any other party. The decision of the arbitrators or any two of them shall be final, and for the purposes of enforcing any award, judgment may be entered on an award by any court of competent jurisdiction. The proceedings shall be conducted in accordance with the SMA Rules current as of the date of this Novation Agreement.
In cases where neither the claim nor any counterclaim exceeds the sum of USD 100,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the SMA Rules for Shortened Arbitration Procedure current as of the date of this Novation Agreement.
(c) *This Novation Agreement shall be governed by and construed in accordance with Singapore**/English** law.  Any dispute arising out of or in connection with this Novation Agreement, including any question regarding its existence, validity or termination shall be referred to and finally resolved by arbitration in Singapore in accordance with the Singapore International Arbitration Act (Chapter 143A) and any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause. The arbitration shall be conducted in accordance with the Arbitration Rules of the Singapore Chamber of Maritime Arbitration (SCMA) current at the time when the arbitration proceedings are commenced. The reference to arbitration of disputes under this clause shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator and give notice that it has done so within 14 calendar days of that notice and stating that it will appoint its own arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14 days specified. If the other party does not give notice that it has done so within the 14 days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if the arbitrator had been appointed by agreement. In the event that there are more than two parties to the arbitration, then all three arbitrators shall be appointed by agreement between the parties. In the event that the parties cannot agree on the three arbitrators within 14 days of one party giving notice to the other parties calling for arbitration, any party to the dispute shall be entitled to apply to the President of the SCMA who shall then appoint all three arbitrators.
Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.
In cases where neither the claim nor any counterclaim exceeds the sum of USD 75,000 (or such other sum as the parties may agree) the arbitration shall be conducted before a single arbitrator in accordance with the SCMA Small Claims Procedure current at the time when the arbitration proceedings are commenced.
(d) *This Novation Agreement shall be governed by and construed in accordance with the laws of the place mutually agreed by the parties and any dispute arising out of or in connection with this Novation Agreement shall be referred to arbitration at a mutually agreed place, subject to the procedures applicable there.
(e) The parties may agree at any time to refer to mediation any difference and/or dispute arising out of or in connection with this Agreement. In the case of any dispute in respect of which arbitration has been commenced under Sub-clause (a), (c) or (d), the following shall apply:
(i) A party may at any time and from time to time elect to refer the dispute or part of the dispute to mediation by service on the other party (or parties) of a written notice (the “Mediation Notice”) calling on the other party (or parties) to agree to mediation.
(ii) The other party (or parties) shall thereupon within 14 calendar days of receipt of the Mediation Notice confirm that they agree to mediation, in which case the parties shall thereafter agree a mediator within a further 14 calendar days, failing which on the application of either party (or parties) a mediator will be appointed promptly by the Arbitration Tribunal (“the Tribunal”) or such person as the Tribunal may designate for that purpose. The mediation shall be conducted in such place and in accordance with such procedure and on such terms as the parties may agree or, in the event of disagreement, as may be set by the mediator.
(iii) If the other party (or parties) does (do) not agree to mediate, that fact may be brought to the attention of the Tribunal and may be taken into account by the Tribunal when allocating the costs of the arbitration as between the parties.
(iv) The mediation shall not affect the right of either party (or parties) to seek such relief or take such steps as it (they) considers (consider) necessary to protect its (their) interest.
(v) A party (or parties) may advise the Tribunal that they have agreed to mediation. The arbitration procedure shall continue during the conduct of the mediation but the Tribunal may take the mediation timetable into account when setting the timetable for steps in the arbitration.

(vi) Unless otherwise agreed or specified in the mediation terms, each party shall bear its own costs incurred in the mediation and the parties shall share equally the mediator’s costs and expenses.
(vii) The mediation process shall be without prejudice and confidential and no information or documents disclosed during it shall be revealed to the Tribunal except to the extent that they are disclosable under the law and procedure governing the arbitration.
(Note: The parties should be aware that the mediation process may not necessarily interrupt time limits.)
*Sub-clauses (a) , (b), (c) and (d) are alternatives; indicate alternative agreed in Box 15. Sub-clause (e) shall apply to Sub-clauses (a), (c) and (d) only. If Box 15 is not filled in, Sub-clause (a) of this Clause shall apply.
** Singapore and English law are alternatives; if Sub-clause (c) agreed also indicate choice of Singapore or English law. If neither or both are indicated, then English law shall apply by default.
IN WITNESS whereof this Novation Agreement has been executed as of the date stated in Box 1:
SIGNED by:

For and on behalf of the Charterers
SIGNED by:

For and on behalf of the Original Owners
SIGNED by:

For and on behalf of the New Owners